UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Triangle Capital Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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3700 Glenwood Avenue, Suite 530
Raleigh, North Carolina 27612
(919) 719-4770
March 1, 2018
Dear Stockholder:
You are cordially invited to attend Triangle Capital Corporation’s 2018 Annual Meeting of Stockholders to be held on Wednesday, May 2, 2018 at 8:30 a.m. (Eastern Time) at the Woman's Club of Raleigh, 3300 Woman's Club Drive, Raleigh, North Carolina 27612.
The notice of Annual Meeting of Stockholders and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. I will also report on the progress of the Company during the past year and answer stockholders’ questions.
It is important that your shares be represented at the Annual Meeting. If you are unable to attend the meeting in person, I urge you to vote your shares by completing, dating and signing the enclosed proxy card and promptly returning it in the envelope provided. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet. Your vote is important.

Sincerely yours,

E. Ashton Poole
Chairman of the Board of Directors & Chief Executive Officer

TRIANGLE CAPITAL CORPORATION
3700 Glenwood Avenue, Suite 530
Raleigh, North Carolina 27612
(919) 719-4770
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, May 2, 2018
To the Stockholders of Triangle Capital Corporation:
The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Triangle Capital Corporation (the “Company”) will be held at the Woman's Club of Raleigh, 3300 Woman's Club Drive, Raleigh, North Carolina 27612, on Wednesday, May 2, 2018 at 8:30 a.m. (Eastern Time) for the following purposes:
1. To elect eight directors to serve for one year and until their successors have been duly elected and qualified (Proposal No. 1);
2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal No. 2);
3. To approve, in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal No. 3); and
4. To transact such other business as may properly come before the meeting.
You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on February 22, 2018. Whether or not you expect to be present in person at the Annual Meeting, please sign the enclosed proxy card and return it promptly in the self-addressed envelope provided. Instructions are shown on the proxy card. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By order of the Board of Directors,

Steven C. Lilly
Chief Financial Officer and Secretary
Raleigh, North Carolina
March 1, 2018

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

TRIANGLE CAPITAL CORPORATION
3700 Glenwood Avenue, Suite 530
Raleigh, North Carolina 27612
(919) 719-4770
PROXY STATEMENT
2018 Annual Meeting of Stockholders
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Triangle Capital Corporation (the “Company,” “Triangle,” “we,” “us” or “our”) for use at our 2018 Annual Meeting of Stockholders to be held on Wednesday, May 2, 2018 at 8:30 a.m. (Eastern Time) at the Woman's Club of Raleigh, 3300 Woman's Club Drive, Raleigh, North Carolina 27612, and at any adjournments thereof (the “Annual Meeting”). The Notice of Annual Meeting, this proxy statement, the accompanying proxy card and our Annual Report for the fiscal year ended December 31, 2017 are first being sent to stockholders on or about March 1, 2018.
We encourage you to vote your shares, either by voting in person at the meeting or by granting a proxy (i.e., authorizing someone else to vote your shares). If you properly sign and date the accompanying proxy card and we receive it in time for the meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors, FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm, and FOR the approval of the compensation of our named executive officers.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES EITHER BY MAIL, BY TELEPHONE, OR VIA THE INTERNET.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON WEDNESDAY, MAY 2, 2018:
The Notice of Annual Meeting, this proxy statement and our annual report for the fiscal year ended December 31, 2017 are available at the following Internet address: http://ir.tcap.com/annual-proxy.

INFORMATION ABOUT THE MEETING
When is the Annual Meeting?
The Annual Meeting will be held on Wednesday, May 2, 2018 at 8:30 a.m. (Eastern Time).
Where will the Annual Meeting be held?
The Annual Meeting will be held at the Woman's Club of Raleigh, 3300 Woman's Club Drive, Raleigh, North Carolina 27612.
What items will be voted on at the Annual Meeting?
There are three matters scheduled for a vote:
1. To elect eight directors to serve for one year and until their successors have been duly elected and qualified (Proposal No. 1);
2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal No. 2); and
3. To approve, in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal No. 3).
As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.
What are the Board of Directors’ recommendations?
Our Board of Directors recommends that you vote:
“FOR” the election of each of the eight nominees named herein to serve on the Board of Directors;
“FOR” the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018; and
“FOR” the approval, by a non-binding advisory vote, of the compensation of our named executive officers;
Will Triangle’s directors be in attendance at the Annual Meeting?
We encourage, but do not require, our directors to attend annual meetings of stockholders. However, we anticipate that all of our directors will attend the Annual Meeting.

INFORMATION ABOUT VOTING
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on the record date, February 22, 2018, are entitled to receive notice of the Annual Meeting and to vote the shares for which they are stockholders of record on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. As of the close of business on February 22, 2018, we had 48,024,614 shares of common stock outstanding.
Stockholders of Record: Shares Registered in Your Name.    If, on February 22, 2018, your shares were registered directly in your name with Triangle’s transfer agent, Computershare, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank.    If, on February 22, 2018, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid legal proxy from your broker or other agent.
How do I vote?
With respect to Proposal No. 1 (election of directors), you may either vote “FOR” one or more of the nominees to the Board of Directors, you may vote “AGAINST” one or more of the nominees or you may “ABSTAIN” from voting with respect to one or more of the nominees. With respect to each of Proposal Nos. 2 and 3, you may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting altogether. The procedures for voting are set forth below.
Stockholders of Record: Shares Registered in Your Name.    If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to fill out, sign and return the enclosed proxy card to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already signed and returned your proxy card.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

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To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct unless, if after returning your signed proxy card, you attend the Annual Meeting and vote in person or otherwise revoke your proxy as set forth under the heading "Can I change my vote after submitting my proxy card?" below.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank.    If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions with these proxy materials. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares. To vote in person at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other agent. To do this, follow the instructions from your broker, bank or other agent included with these proxy materials or contact your broker, bank or other agent to request a legal proxy.
You may receive more than one proxy statement and voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all of your accounts to vote all of your shares.

How many votes do I have?
For each proposal to be voted upon, you have one vote for each share of common stock that you own as of the close of business on February 22, 2018.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows: “FOR” the election of each of the eight nominees named herein to serve on the Board of Directors; “FOR” the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018, and “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.
If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board of Directors or, if no recommendation is given, will vote your shares using his or her discretion.
Can I change my vote after submitting my proxy card?
Yes. You can change your vote or otherwise revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you can revoke your proxy in any one of three ways:

•	You can submit another properly completed proxy card bearing a later date which is received by the close of business on May 1, 2018 (the day before the Annual Meeting);

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You can send a written notice which is received by the close of business on May 1, 2018 that you are revoking your proxy to Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612, Attention: Steven C. Lilly, Corporate Secretary; or

•	You can attend the Annual Meeting and vote in person. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your brokerage firm, bank, dealer or other similar organization as a nominee or agent, you should follow the instructions provided by your broker, bank, custodian, nominee or other record holder in order to revoke your voting instructions.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR,” “AGAINST” and “ABSTAIN” votes and broker non-votes with respect to Proposal Nos. 1, 2 and 3.
Under applicable rules of the New York Stock Exchange, or NYSE, a broker non-vote occurs when a nominee, such as a brokerage firm, bank, dealer or other similar organization, holding shares for a beneficial owner, does not vote on a particular proposal because the proposal is considered "non-routine" and the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. Under NYSE rules, Proposal Nos. 1 (election of directors) and 3 (advisory vote on executive compensation) are considered non-routine proposals and Proposal No. 2 (ratification of appointment of accounting firm) is considered a routine proposal. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote shares on a non-routine proposal, or chooses not to exercise such authority, then those shares will be treated as broker non-votes.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting.
How many votes are needed to approve each proposal?

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For nominees for director listed in Proposal No. 1 to be elected, each director nominee requires a majority of the votes cast for his election, which means that each director nominee must receive more votes cast "FOR" than "AGAINST" that director nominee. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

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To be approved, Proposal No. 2 must receive “FOR” votes from a majority of all votes cast at the Annual Meeting, whether in person or by proxy. For purposes of the vote on this proposal, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

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To be approved, Proposal No. 3 must receive “FOR” votes from a majority of all votes cast at the Annual Meeting, whether in person or by proxy. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Even though your vote is advisory and therefore not binding on us, the Compensation Committee of our Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

How many shares must be present to constitute a quorum for the Annual Meeting?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. On February 22, 2018, the record date, there were 48,024,614 shares outstanding and entitled to vote. Thus, 24,012,308 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
If a quorum is not present at the Annual Meeting, or if a quorum is present but there are not enough votes to approve one or more of the proposals, the person named as chairman of the Annual Meeting may adjourn the meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting and filed on a Current Report on Form
8-K within four business days of the Annual Meeting. Final results, if different from the preliminary voting results, will be published on an amended Current Report on Form 8-K within four days after the final voting results are established.

ADDITIONAL INFORMATION
How and when may I submit a stockholder proposal for Triangle’s 2019 Annual Meeting?
Our annual meeting of stockholders generally is held in May of each year. We will consider for inclusion in our proxy materials for the 2019 Annual Meeting of Stockholders, stockholder proposals that are received at our executive offices, in writing, no later than 5:00 p.m. (Eastern Time) on November 1, 2018, and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
In addition, any stockholder who wishes to propose a nominee to the Board of Directors or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of our Sixth Amended and Restated Bylaws, or our Bylaws, a copy of which is on file with the Securities and Exchange Commission, or the SEC, and may be obtained from our Corporate Secretary upon request. Proposals must be sent to our Corporate Secretary at Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612. These notice provisions require that nominations of persons for election to the Board of Directors and proposals of business to be considered by the stockholders for the 2019 Annual Meeting of Stockholders must be made in writing and submitted to our Corporate Secretary at the address above no earlier than November 1, 2018 and no later than December 1, 2018. We advise you to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event that our 2019 Annual Meeting of Stockholders is held before April 2, 2019 or after June 1, 2019. In accordance with our Bylaws, the chairman of the 2019 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting.
If a stockholder is recommending a candidate to serve on the Board of Directors, the recommendation must include all information specified in our Bylaws, including the following:
1. Information as to each individual whom the stockholder proposes to nominate for election or reelection, including all information relating to the candidate that would be required to be disclosed in connection with the solicitation of proxies for the election of the candidate as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and its rules (including the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).
2. As to the stockholder giving the notice, any candidate and any stockholder associated person (a “stockholder associated person” is a person who acts in concert with the stockholder giving notice, beneficially owns Triangle’s securities with such stockholder (other than a stockholder that is a depository) or directly or indirectly controls, or is controlled by, or is under common control with such stockholder):

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the class, series and number of all shares of stock or other securities of Triangle or any of its affiliates, which are owned (beneficially or of record) by such stockholder, candidate or stockholder associated person;

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the date on which each security of Triangle was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any such security of any such person;

•	the candidate holder for, and number of, any security of Triangle owned beneficially but not of record by such stockholder, candidate or stockholder associated person;

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whether and the extent to which such stockholder, candidate or stockholder associated person, directly or indirectly, is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is (1) to manage risk or benefit of changes in the price of any security of Triangle or the security of any entity that was listed in the peer group in the stock performance graph in the most recent annual report to security holders of Triangle (a "peer group company) for such stockholder, candidate or stockholder associated person or (2) to increase or decrease the voting power of such stockholder, candidate or stockholder associated person in Triangle or any of its affiliates (or, as applicable, in any peer group company) disproportionately to such person’s economic interest in Triangle’s securities (or, as applicable, in any peer group company);

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any substantial interest, direct or indirect, by security holdings or otherwise, of such stockholder, candidate or stockholder associated person, in Triangle or any of its affiliates, other than an interest arising from the ownership of any security of Triangle where such stockholder, candidate or stockholder associated person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; and

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whether such stockholder believes any candidate is, or is not, an “interested person” of Triangle, as defined in the 1940 Act, and information regarding such candidate that is sufficient, in the discretion of our Board of Directors or any of its committees or any authorized officer of Triangle, to make such determination.

3. As to the stockholder giving the notice, any stockholder associated person with an interest or ownership and any candidate:

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the name and address of such stockholder, as they appear on Triangle’s stock ledger, and the current name and business address, if different, of each such stockholder associated person and any candidate;

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the investment strategy or objective, if any, of such stockholder and each such stockholder associated person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder, and each such stockholder associated person;

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to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the candidate for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice; and

•	as to any candidate, the candidate’s certification that he or she currently intends to serve as a director for the full term for which he or she is standing (if so elected).
The above procedures are only a summary of the provisions regarding stockholder nominations of directors in our Bylaws. Please refer to the Bylaws for more information on nomination requirements.
How can I obtain Triangle’s Annual Report on Form 10-K?
A letter to stockholders and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which together constitute our 2017 Annual Report, are being mailed along with this proxy statement. Our 2017 Annual Report is not incorporated into this proxy statement and shall not be considered proxy solicitation material.
We will also mail to you without charge, upon written request, a copy of any specifically requested exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Requests should be sent to: Steven C. Lilly, Corporate Secretary, Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612, or such requests may be made by calling (919) 719-4770. A copy of our Annual Report on Form 10-K has also been filed with the SEC and may be accessed through the SEC’s homepage (http://www.sec.gov).
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. We estimate that we will pay Alliance Advisors, LLC, our proxy solicitor, a fee, including reimbursement of out-of-pocket expenses, of approximately $200,000 to solicit proxies, though the costs of this proxy solicitation process could be lower or higher than our estimate. In addition to these written proxy materials, our proxy solicitor, directors and employees may also solicit proxies in person, by telephone or by other means of communication; however, our directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners and obtaining your voting instructions.
How many copies should I receive if I share an address with another stockholder?
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
Brokers may be householding our proxy materials by delivering a single proxy statement and 2017 Annual Report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and Annual Report, or if you are receiving multiple copies of the proxy statement and 2017 Annual Report and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or us if you are a stockholder of record. You can notify us by sending a written request to: Steven C. Lilly, Corporate Secretary, Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612, or by calling (919) 719-4770. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the 2017 Annual Report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
Whom should I contact if I have any questions?
If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common stock, please contact Steven C. Lilly c/o Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612, Telephone: (919) 719-4770, or by Fax: (919) 719-4777.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Bylaws provide that our Board of Directors will consist of no less than one director and no greater than twelve directors, as determined by our directors from time to time. Currently, the number of directors is set at eight. Directors are elected for a term of one year and serve until their successors are duly elected and qualified.
The current directors, Messrs. Dunwoody, Gambill, Goldstein, Lilly, Mulhern, Poole, Rich, and Tucker, have been nominated by our Board of Directors (upon the recommendation by our Nominating and Corporate Governance Committee) for election for a one-year term expiring in 2019. With the exception of Mr. Gambill, who was initially appointed by the Board of Directors in August of 2009, Mr. Poole, who was initially appointed by the Board of Directors in July of 2013, and Mr. Mulhern, who was initially appointed by the Board of Directors in October of 2016, each director was initially elected as a director by the sole stockholder of the Company prior to our initial public offering in February 2007. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between us and any such person. Each director has agreed to serve as a director if elected and has consented to be named as a nominee.
Pursuant to our Bylaws, a nominee for director is elected to the Board of Directors if the number of votes cast for such nominee’s election exceed the number of votes cast against such nominee’s election. Pursuant to Triangle’s corporate governance guidelines, incumbent directors must agree to tender their resignation if they fail to receive the required number of votes for re-election, and in such event the Board of Directors will act within 90 days following certification of the stockholder vote to determine whether to accept the director’s resignation. These procedures are described in more detail in our corporate governance guidelines, which are available under “Corporate Governance” on the Investor Relations section of our website at http://ir.tcap.com. The Board of Directors may consider any factors it deems relevant in deciding whether to accept a director’s resignation. If a director’s resignation offer is not accepted by the Board of Directors, the Company expects that such director would continue to serve until Triangle’s next annual meeting of stockholders or until his or her successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal. Any such director will be eligible for nomination for election as a director at future Annual Meetings.

In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy for the election of all the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons who are nominated as replacements. The Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve.
Information about the Nominees
Certain information, as of February 22, 2018, with respect to each of the eight nominees for election at the Annual Meeting, all of whom currently serve as our directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each nominee holds, and the year in which each nominee became a director of the Company. Each director’s current term expires on May 2, 2018, the Annual Meeting date.
Certain of our directors who are also officers of the Company may serve as directors of, or on the boards of managers of, certain of our portfolio companies. In addition, the Board of Directors of Triangle Mezzanine Fund LLLP, or Triangle Mezzanine Fund, our wholly-owned consolidated subsidiary that has elected to be treated as a business development company, or BDC, under the 1940 Act, is composed of all of the Company’s directors. The business address of each nominee listed below is 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612.

Nominees for Directors
Interested Directors
Messrs. Poole and Lilly are interested persons as defined in the 1940 Act due to their positions as officers of the Company. Mr. Tucker is an interested person as defined in the 1940 Act due to his serving as a senior advisor to the Company during 2017.

Name	Age	Background Information
E. Ashton Poole	51
Mr. Poole was appointed Chairman of our Board of Directors in May 2017 and also serves as our President and Chief Executive Officer. Prior to his promotion to Chief Executive Officer in February 2016, Mr. Poole served as President and Chief Operating Officer since 2013. Mr. Poole has also served as a member of our Board of Directors since July 2013 and is a member of our investment committee. Prior to joining Triangle, he was a Managing Director in the investment banking division of Morgan Stanley from 1994 to 2013, where he specialized, at various times, in each of the Power & Utility and Diversified Industrial Groups. Prior to Morgan Stanley, Mr. Poole was a strategy consultant with Gemini Consulting, where he provided advisory services to companies on strategic and financing matters. Mr. Poole is a graduate of the University of North Carolina at Chapel Hill and the Kellogg School of Management at Northwestern University. Currently, Mr. Poole does not serve on the board of directors of any other public company.

Steven C. Lilly	48
Mr. Lilly has served as our Chief Financial Officer, Secretary and member of our Board of Directors since 2006 and Chief Compliance Officer since 2007, and is a member of our investment committee. From 2005 to 2006, Mr. Lilly served as Chief Financial Officer of Triangle Capital Partners, LLC. Prior to joining Triangle Capital Partners in December 2005, Mr. Lilly spent more than six years with SpectraSite, Inc., which prior to its sale in August 2005, was the third largest independent wireless tower company in the United States. At SpectraSite, Mr. Lilly served as Senior Vice President-Finance & Treasurer and Interim Chief Financial Officer. Prior to SpectraSite, Mr. Lilly was Vice President of the Media & Communications Group with First Union Capital Markets (now Wells Fargo and Company), specializing in arranging financings for high growth, financial sponsor driven companies across the media and telecommunications sectors. Mr. Lilly is a graduate of Davidson College and has completed an executive-sponsored education program at the University of North Carolina’s Kenan-Flagler Business School. Currently, Mr. Lilly does not serve on the board of directors of any other public company.

Garland S. Tucker, III	70
Mr. Tucker served as Chairman of our Board of Directors from 2006 to May 2017. Prior to his retirement in February 2016, Mr. Tucker also served as our Chief Executive Officer and a member of our investment committee since 2006. Mr. Tucker was a co-founder of Triangle Capital Partners, LLC, the former external manager of Triangle Mezzanine Fund prior to our initial public offering. Prior to co-founding Triangle Capital Partners, LLC in 2000, Mr. Tucker and an outside investor group operated and then sold First Travelcorp, a corporate travel services company that he and the investors founded in 1991. For the two years preceding the founding of First Travelcorp, Mr. Tucker served as Group Vice President, Chemical Bank, New York, with responsibility for southeastern corporate finance. Prior to Chemical Bank, Mr. Tucker spent a decade with Carolina Securities Corporation, serving as President and Chief Executive Officer until 1988. During his tenure, Carolina Securities Corporation was a member of the NYSE, and Mr. Tucker served a term as President of the Mid-Atlantic Securities Industry Association. Mr. Tucker entered the securities business in 1975 with Investment Corporation of Virginia. He is a graduate of Washington & Lee University and Harvard Business School. Currently, Mr. Tucker does not serve on the board of directors of any other public company.

Independent Directors
Messrs. Dunwoody, Gambill, Goldstein, Mulhern, and Rich are considered independent as defined by the standards of the NYSE and for purposes of the 1940 Act.

Name	Age	Background Information
W. McComb Dunwoody	73
Since 2007, Mr. Dunwoody has served on our Board of Directors and is a member of our Compensation Committee. He is the founder of The Inverness Group Incorporated and since 1976 he has been a Managing Member of Inverness Management LLC, a private equity investment firm that specializes in management buyout transactions. Inverness is not a parent, subsidiary or other affiliate of Triangle. Prior to Inverness, Mr. Dunwoody began the Corporate Finance Department of First City National Bank of Houston as a Senior Vice President. From 1968 to 1975, he worked in New York as an investment banker with The First Boston Corporation and Donaldson, Lufkin & Jenrette. Mr. Dunwoody currently serves on various corporate boards of directors and was formerly the Chairman of the Executive Committee of the Board of Directors of National-Oilwell, Inc. Mr. Dunwoody’s community involvement includes serving as Chairman of Project GRAD USA and Imagine College, education programs serving over 100,000 at risk K-12 students. He received an undergraduate degree in Business Administration from the University of Texas Honors Program. Currently, Mr. Dunwoody does not serve on the board of directors of any other public company.

Mark M. Gambill	67
Since 2009, Mark M. Gambill has served on our Board of Directors. In addition, Mr. Gambill serves as a member of our Nominating and Corporate Governance Committee. Mr. Gambill currently serves as Chairman Emeritus of Luxon Financial, LLC, the parent company of Cary Street Partners, a Richmond, Virginia based advisory and wealth management firm. Mr. Gambill is a co-founder of Cary Street Partners, where he served as Chairman from 2002 to 2017. From 1972 to 1999, Mr. Gambill was employed by Wheat First Butcher Singer (“Wheat”). He served as head of Wheat’s capital markets group in the late 1980s, where he was responsible for investment banking, public finance, taxable fixed income, municipal sales and trading, equity sales, trading and research. He became President of Wheat in 1996. Wheat merged with First Union Corporation in January 1998. Subsequent to Wheat’s merger with First Union, Mr. Gambill served as President of Wheat First Union. He later was named Head of Equity Capital Markets of Wheat First Union. He currently serves on the Board of Directors of Speedway Motorsports, Inc. (NYSE: TRK) where he is Chairman of its Audit Committee and a member of its Compensation Committee. Mr. Gambill is also a director of NewMarket Corporation (NYSE: NEU) and serves as Chairman of its Audit Committee and as a member of its Nominating and Governance Committee. Neither of these entities is an affiliate of Triangle. Mr. Gambill graduated summa cum laude from Hampden-Sydney College.

Name	Age	Background Information
Benjamin S. Goldstein	62
Mr. Goldstein has served on our Board of Directors since 2007 and is a member of our Compensation Committee and chairs our Audit Committee. From 1997 to 2010, Mr. Goldstein was the President and co-founder of The Advisory Group, LLC, a real estate advisory, development and investment firm based in Raleigh, North Carolina. Since 2010, he has served as Chief Operating Officer for CAPTRUST Financial Advisors, a financial and fiduciary advisory firm based in Raleigh, North Carolina. Neither The Advisory Group, LLC, nor CAPTRUST Financial Advisors is a parent, subsidiary or other affiliate of Triangle. Prior to co-founding The Advisory Group, Mr. Goldstein was President and Partner of Roanoke Properties, the developer of a residential resort real estate community on the Outer Banks of North Carolina. He spent three years in the securities business, serving as the Chief Financial Officer of Carolina Securities Corporation for one year, and was later named to head the Carolina Securities Division of Thomson McKinnon Corporation, which had acquired Carolina Securities. He began his career at KPMG, where he worked with audit and consulting clients with an emphasis on the real estate industry. Mr. Goldstein is also active in his community, as he currently serves on the leadership council of the Wake Education Partnership, based in Raleigh, North Carolina, as well as on the Board of Directors of the YMCA of the Triangle. A native of North Carolina, Mr. Goldstein is a CPA and graduated from University of North Carolina at Chapel Hill with a degree in business. Currently, Mr. Goldstein does not serve on the board of directors of any other public company.

Mark F. Mulhern	58
Mr. Mulhern was appointed to our Board of Directors in October 2016. In addition, Mr. Mulhern serves as a member of our Audit Committee, our Nominating and Corporate Governance Committee, and chairs our Compensation Committee. Mr. Mulhern currently serves as Senior Vice President and Chief Financial Officer at Highwoods Properties, Inc., a Raleigh, North Carolina based publicly-traded (NYSE: HIW) real estate investment trust. Mr. Mulhern joined Highwoods in September 2014. Mr. Mulhern previously served on the Highwoods Board of Directors and Audit Committee from January 2012 through August 2014. Prior to joining Highwoods, he served as Executive Vice President and Chief Financial Officer of Exco Resources, Inc. Prior to Exco, he served as Senior Vice President and Chief Financial Officer of Progress Energy, Inc. from 2008 until its merger with Duke Energy Corporation in 2012. He joined Progress Energy in 1996 as Vice President and Controller and served in a number of roles at Progress Energy, including Vice President of Strategic Planning, Senior Vice President of Finance and President of Progress Ventures. He also spent eight years at Price Waterhouse. Mr. Mulhern is a Certified Public Accountant and is a graduate of St. Bonaventure University. He currently serves on the board of McKim and Creed, a North Carolina based professional engineering services firm. Mr. Mulhern does not serve on the board of directors of any other public company.

Name	Age	Background Information
Simon B. Rich, Jr.	73
Mr. Rich has served on our Board of Directors since 2007 and is a member of our Audit Committee and chairs our Nominating and Corporate Governance Committee. Mr. Rich also serves as our lead independent director. Prior to his retirement in 2001, Mr. Rich held positions as President of Louis Dreyfus Holding Co. and Chairman of Louis Dreyfus Natural Gas, and as CEO of Louis Dreyfus Natural Gas, two affiliated Delaware and Oklahoma companies, respectively, neither of which was a parent, subsidiary or other affiliate of Triangle. As CEO, Mr. Rich’s companies’ combined operations included oil refinery processing, petroleum product storage and distribution, natural gas production and distribution and the merchandising and distribution of electricity in North America and Europe, as well as the merchandising and processing of agricultural products in North America, South America and Europe. During Mr. Rich’s tenure, his companies successfully partnered with Electricite de France, creating EDF Trading, a company that currently dispatches France’s electric generation system. From 2005 to 2006, Mr. Rich also served as a director and member of the Audit Committee of Fisher Scientific. His work experience, which spans more than forty years, includes all aspects of the energy and agriculture industries. His expertise involves private equity investments with an emphasis on sustainability in energy and agriculture. Mr. Rich is also the former Chairman of the Board of Visitors of The Nicholas School of the Environment and Earth Sciences at Duke University, where he is now Emeritus. Mr. Rich holds an undergraduate degree in Economics from Duke University. Currently, Mr. Rich does not serve on the board of directors of any other public company.

Required Vote. A nominee for director is elected to the Board of Directors if the number of votes cast for such nominee’s election at the Annual Meeting at which a quorum is present exceeds the number of votes cast against such nominee’s election. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
The Board of Directors recommends that you vote “FOR” the election of the nominees named in this proxy statement.
Qualifications of Director Nominees
When considering whether our director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our operational and organizational structure, the Nominating and Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the director nominees’ individual biographies set forth above and on the following particular attributes:

•
Mr. Poole:    The Nominating and Corporate Governance Committee and Board of Directors considered his prior service to the Company as its Chairman, Chief Executive Officer, President and Chief Operating Officer and his extensive experience in the capital markets, corporate strategy, investment banking and consulting and determined that his strong leadership skills are critical to the oversight of our operations and evaluation of our performance.

•
Mr. Lilly:    The Nominating and Corporate Governance Committee and Board of Directors considered his prior service to the Company as its Chief Financial Officer, Secretary, Treasurer and Chief Compliance Officer and his broad experience and leadership in the financial industry and determined that his intimate knowledge of the Company and extensive public company operating experience and knowledge of the financial industry and the capital markets are crucial to the achievement of our operational and financial goals.

•
Mr. Tucker:    The Nominating and Corporate Governance Committee and Board of Directors considered his prior service to the Company as its Chairman, President and Chief Executive Officer and his over forty years of experience in the financial and investment industries and determined that his intimate knowledge of the

Company and his familiarity with the financial and investment industries are critical to the oversight of our strategic goals and the evaluation of our operational performance.

•
Mr. Dunwoody:    The Nominating and Corporate Governance Committee and Board of Directors considered his extensive experience and leadership in public and private companies and determined that his broad experience enhances his participation to the Board of Directors and oversight of our compensation objectives.

•
Mr. Gambill:    The Nominating and Corporate Governance Committee and Board of Directors considered his involvement in the capital markets for over thirty-five years, supervising various areas including financing and research, and determined that his experience in serving as an advisor to internal operations and proper capitalization and structure in a variety of settings bring crucial skills and contributions to the Board of Directors.

•
Mr. Goldstein:    The Nominating and Corporate Governance Committee and Board of Directors considered his extensive experience in directly auditing engagements of private and public companies and determined that his experience of over twenty-five years of work with various financial and accounting matters and in public accounting enhances his ability to provide effective leadership as chairman of our Audit Committee and to provide effective oversight of compensation decisions in his capacity as member of our Compensation Committee.

•
Mr. Mulhern:    The Nominating and Corporate Governance Committee and Board of Directors considered his public company experience, both as a senior executive and as a board member, and determined that his accounting, tax and corporate strategy background provide valuable contributions to the oversight of our company’s compensation and financial objectives.

•
Mr. Rich:    The Nominating and Corporate Governance Committee and Board of Directors considered his public company experience, as well as his successful leadership of a variety of entities and determined that his leadership and public company experience provide valuable contributions to the oversight of our company’s governance guidelines and financial records.

DIRECTOR COMPENSATION
Our directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act. The compensation table below sets forth compensation that our independent directors (none of which are employees of the Company) earned during the year ended December 31, 2017. In 2017, our interested directors were not compensated for their service as members of our Board of Directors.

Name	Year	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
W. McComb Dunwoody	2017	$38,500	$50,000	$—	$88,500
Mark M. Gambill	2017	$38,500	$50,000	$—	$88,500
Benjamin S. Goldstein	2017	$78,250	$50,000	$—	$128,250
Mark Mulhern	2017	$81,583	$50,000	$—	$131,583
Simon B. Rich, Jr.(2)	2017	$62,750	$50,000	$—	$112,750
Sherwood H. Smith, Jr.(3)	2017	$8,000	$—	$—	$8,000

(1)
Grant date fair value of restricted stock awards granted to each non-employee director on May 3, 2017. SEC disclosure rules require reporting of the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, or FASB ASC Topic 718, Compensation – Stock Compensation.

(2)
Effective December 1, 2017, Mr. Rich is paid a cash fee of $12,500 per month for his services as chair of the independent directors in connection with the Strategic Review. See “Director Fees” below for more information.

(3)	Mr. Smith did not stand for election at our 2017 Annual Meeting of Stockholders, therefore his term expired on May 3, 2017.
Director Fees
For fiscal year 2017, each non-employee member of the Board of Directors, with the exception of Mr. Smith, was paid a $20,000 annual cash retainer fee. Also in 2017, each of our non-employee directors, with the exception of Mr. Smith, earned an annual fee of $50,000 worth of our restricted stock, calculated based on the share price of our common stock as of the close of the NYSE on May 3, 2017, the date of grant. Based on this calculation, each of our independent directors, with the exception of Mr. Smith, received 2,694 shares of restricted stock, which will vest on May 3, 2018. These restricted stock grants historically have occurred on the date of our annual stockholders meeting. Mr. Mulhern was paid a $23,333 cash retainer fee for his service for the first four months of 2017, in lieu of receiving a grant of restricted stock in May of 2016, which would have been for the service period from May 2016 to April of 2017.
Our independent directors receive a fee of $2,500 for each Board of Directors meeting attended in person and $1,250 for each Board of Directors meeting attended by conference telephone or similar communications equipment; Audit Committee members receive a fee of $1,500 for each Audit Committee meeting attended in person and $750 for each Audit Committee meeting attended by conference telephone or similar communication equipment; and members of our Compensation Committee and Nominating and Corporate Governance Committee receive a fee of $1,000 for each committee meeting attended in person and $500 for each committee meeting attended by conference telephone or similar communication equipment. Finally, our Audit Committee chairman receives an annual fee of $30,000, our Compensation Committee chairman receives an annual fee of $10,000 and our Nominating and Corporate Governance Committee chairman receives an annual fee of $5,000 for their services as chairmen of their respective committees. We also reimburse our independent directors for all reasonable direct out-of-pocket expenses incurred in connection with their service on the Board of Directors. Directors who are also our employees or employees of our subsidiaries do not receive compensation for their services as directors.

In November 2017, the Company announced that the Board of Directors was beginning a process of exploring and evaluating a range of certain strategic alternatives to enhance long-term stockholder value (the "Strategic Review"). This process included the engagement of Houlihan Lokey as a financial advisor to assist the Board of Directors. As part of this process, the Board of Directors approved the appointment of Simon B. Rich, Jr. as chair of the independent directors in connection with the Strategic Review and any related decisions with respect thereto. As compensation for Mr. Rich’s increased duties, responsibilities and time commitment associated with this appointment, effective December 1, 2017, he will receive an additional cash fee of $12,500 per month. The Compensation Committee, in its sole discretion, is authorized to adjust this monthly cash fee based upon any changes in the duties, responsibilities and time commitment associated with Mr. Rich’s service as chair of the independent directors; provided, however, that in no event will the fee exceed $20,000 per month.
Non-Employee Director Equity Compensation
On March 18, 2008, we received an order from the SEC granting exemptive relief with respect to our ability to issue restricted stock to our employees and non-employee directors pursuant to the terms of our Amended and Restated 2007 Equity Incentive Plan, or the Equity Incentive Plan. In connection with receiving the necessary exemptive relief, our Board of Directors approved the Equity Incentive Plan and our stockholders voted to approve the Equity Incentive Plan at our 2008 Annual Meeting of Stockholders. On February 22, 2017, both our Compensation Committee and our Board of Directors adopted the Company’s Omnibus Incentive Plan, or the Omnibus Plan, which was approved by our stockholders at the 2017 Annual Meeting of Stockholders. Prior to adoption of the Omnibus Plan, the Company compensated its professional through two separate plans; the Equity Incentive Plan and the 2012 Executive Cash Incentive Plan. The Omnibus Plan was created primarily for the purpose of combining the Equity Incentive Plan and the 2012 Executive Cash Incentive Plan in order to reduce the administrative burden of monitoring the terms and conditions of two separate plans. The terms of the Equity Incentive Plan and the 2012 Executive Cash Incentive Plan, as combined and reflected in the Omnibus Plan, are substantially similar to the respective terms of each standalone plan.
The Omnibus Plan provides that our non-employee directors each receive an automatic grant of restricted stock at the beginning of each one-year term of service on the Board of Directors, for which forfeiture restrictions lapse one year from the grant date. The grant of restricted stock to non-employee directors under the Omnibus Plan is automatic and the terms thereunder may not be changed without SEC approval. On March 21, 2013, the SEC approved an increase in the amount of the automatic grant to non-employee directors to $50,000 worth of restricted stock each year, and our stockholders approved this increase at our 2013 Annual Meeting of Stockholders. Shares granted pursuant to a restricted stock award will not be transferable until such shares have vested in accordance with the terms of the award agreement, unless the transfer is by will or by the laws of descent and distribution.
CORPORATE GOVERNANCE
Director Independence
In accordance with the NYSE’s listing standards, our Board of Directors annually determines each director’s independence. We do not consider a director independent unless our Board of Directors has determined that he or she has no material relationship with us. We monitor the relationships of our directors through the activities of our Nominating and Corporate Governance Committee and through a questionnaire each director completes no less frequently than annually and updates periodically if information provided in the most recent questionnaire changes.
In order to evaluate the materiality of any such relationship, the Board of Directors uses the definition of director independence set forth in the listing standards promulgated by the NYSE. Rule 303A.00 provides that a director of a business development company shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act.
In addition, our Chief Compliance Officer reviews a list of each director’s securities transactions and holdings in order to ensure that our directors have not entered into any transactions with, or own any interest in, companies that would cause one or more of them to be considered “interested persons” as defined in Section 2(a)(19) of the 1940 Act. For a more detailed description of these policies, please see “Certain Relationships and Related Party Transactions” herein.

The Board of Directors has determined that Messrs. Dunwoody, Gambill, Goldstein, Mulhern and Rich are independent and have no relationship with us, except as directors and stockholders. All of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are not "interested persons" as defined in Section 2(a)(19) of the 1940 Act.
Meetings of the Board of Directors and Committees
During 2017, our Board of Directors held ten meetings. Our Board of Directors has established an Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates pursuant to a charter, each of which is available under “Corporate Governance” on the Investor Relations section of our website at the following URL: http://ir.tcap.com, and is also available in print to any stockholder who requests a copy. During 2017, none of our directors attended less than 75% of the aggregate number of meetings of the Board of Directors and of the respective committees on which they served.
Each of our directors makes a diligent effort to attend all board and committee meetings, as well as each Annual Meeting of Stockholders. Eight of our then nine directors attended our 2017 Annual Meeting of Stockholders. Mr. Smith's term expired on the date of our 2017 Annual Meeting of Stockholders.
We have designated Simon B. Rich, Jr. as our lead independent director to preside over all executive sessions of non-employee directors. Executive sessions of non-employee directors are held at each board meeting. Interested parties, stockholders and holders of our senior notes, may communicate with Mr. Rich by writing to: Board of Directors, Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612.
Audit Committee
We have a separately-designated standing Audit Committee, as defined in Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible for compliance with applicable legal and regulatory requirements, selecting our independent registered public accounting firm, reviewing the plans, scope and results of the audit engagement with our independent registered public accounting firm, approving professional services provided by our independent registered public accounting firm, reviewing the independence of our independent registered public accounting firm, reviewing the integrity of the audits of the financial statements and reviewing the adequacy of our internal accounting controls.
Our Audit Committee Charter is publicly available under “Corporate Governance” on the Investor Relations section of our website at http://ir.tcap.com.
The members of our Audit Committee are Messrs. Goldstein, Mulhern and Rich. Mr. Goldstein serves as the chairman of the Audit Committee. Our Board of Directors has determined that Mr. Goldstein is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Exchange Act and that all members of the Audit Committee are financially literate under NYSE listing standards. The Board also has determined that each of Messrs. Goldstein, Mulhern and Rich meet the current independence requirements of Rule 10A-3 of the Exchange Act, NYSE listing standards, and, in addition, is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Our Audit Committee held five meetings during 2017.
Compensation Committee
Our Compensation Committee is appointed by the Board of Directors to discharge its responsibilities relating to the compensation of our independent directors, executive officers and other key employees. The Compensation Committee has the responsibility for recommending appropriate compensation levels for our executive officers, evaluating and approving executive officer compensation plans, policies and programs, reviewing benefit plans for executive officers and other employees and producing an annual report on executive compensation for inclusion in our proxy statement. The Compensation Committee has the authority to form and delegate any of its responsibilities to a subcommittee of the Compensation Committee so long as such subcommittee is solely composed of one or more members of the Compensation Committee. The Compensation Committee Charter is available under “Corporate Governance” on the Investor Relations section of our website at http://ir.tcap.com.

Our Compensation Committee has the authority to and is charged with performing the following, among other responsibilities:

•	review annually and approve goals and objectives relevant to our executive officers’ compensation, including annual performance objectives;

•
evaluate annually the performance of our Chief Executive Officer and other executive officers, and recommend to the independent members of the Board of Directors the compensation level for each such person based on this evaluation;

•	review on a periodic basis our executive compensation programs to determine whether they are properly coordinated and achieve their intended purposes;

•	review and recommend to the Board of Directors for approval any changes in incentive compensation plans and equity-based compensation plans;

•
review and approve all equity-based compensation plans of Triangle, whether or not final approval rests with the Company’s stockholders, and review and recommend to the Board of Directors for approval, equity-based awards pursuant to such plans in compliance with the 1940 Act;

•	review and approve compensation packages, including any special supplemental benefits or perquisites for our executive officers; and

•
review employee compensation strategies, including salary levels and ranges and employee fringe benefits, as well as compensation consultants’ analyses and various industry comparables including both public and private investment funds that operate and invest in a manner similar to the Company.

In determining executive compensation levels for our executive officers, the Compensation Committee meets at least annually with our Chief Executive Officer, and may meet with independent compensation consultants, in order to determine whether current methods of executive compensation are effective in achieving Triangle’s short and long-term strategies. The Compensation Committee, in conjunction with a compensation consultant if necessary, will analyze the compensation of executive officers and directors of other BDCs and financial services companies in order to establish the compensation levels necessary to attract and retain quality executive officers and investment professionals. In 2017, the Compensation Committee engaged McLagan, a compensation consultant, to advise the Compensation Committee on these matters. McLagan does no work for management, receives no compensation from the Company other than for its work in advising the Compensation Committee and maintains no other economic relationships with the Company or any of its affiliates. From time to time, McLagan receives input from the Company's Chief Executive Officer regarding the Company's strategic goals and the manner in which the executive compensation program should support these goals. For more information regarding the role of the Company's management in determining compensation, please see the discussion in “Compensation Discussion and Analysis — Establishing Compensation Levels — Role of the Compensation Committee and Management.”
The members of the Compensation Committee are Messrs. Dunwoody, Goldstein and Mulhern, each of whom is not an "interested person" for purposes of Section 2(a)(19) of the 1940 Act and is independent under the applicable NYSE corporate governance listing standards. Mr. Mulhern serves as the chairman of the Compensation Committee. Our Compensation Committee held four meetings during 2017.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for identifying, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on our Board of Directors or a committee of the Board of Directors, developing and recommending to the Board of Directors a set of corporate governance principles and overseeing the evaluation of the Board of Directors and our management. The Nominating and Corporate Governance Committee’s policy is to consider nominees properly recommended by our stockholders in accordance with our charter, Bylaws and applicable law. For more information on how our stockholders may recommend a nominee for a seat on our Board of Directors, see our answer to the question “How and when may I submit a stockholder proposal for Triangle’s 2019 Annual Meeting?” under the section “Additional Information” in this proxy statement.

In considering possible candidates for nomination, the Nominating and Corporate Governance Committee will consider certain factors including the current composition of the Board of Directors, overall business expertise, gender, cultural and racial diversity, whether the composition of the Board of Directors contains a majority of independent directors as determined under the NYSE listing standards and the 1940 Act, the candidate’s character and integrity, whether the candidate possesses an inquiring mind, vision and the ability to work well with others, conflicts of interest interfering with the proper performance of the responsibilities of a director, a candidate’s overall business experience, what type of diversity he or she brings to the Board of Directors, whether the candidate has sufficient time to devote to the affairs of Triangle, including consistent attendance at Board of Directors and committee meetings and advance review of materials and whether each candidate can be trusted to act in the best interests of us and all of our stockholders.
The Nominating and Corporate Governance Committee Charter is publicly available under “Corporate Governance” on the Investor Relations section of our website at http://ir.tcap.com.
The members of the Nominating and Corporate Governance Committee are Messrs. Gambill, Mulhern and Rich, each of whom is not an "interested person" for purposes of Section 2(a)(19) of the 1940 Act and is independent under the NYSE corporate governance listing standards. Each nominee for election under Proposal No. 1 at the Annual Meeting was recommended by the members of the Nominating and Corporate Governance Committee to our Board of Directors, which approved such nominees. Mr. Rich serves as the chairman of the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee held one meeting during 2017.
Communication with the Board of Directors
Stockholders with questions about Triangle Capital Corporation are encouraged to contact Steven C. Lilly, at 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612, (919) 719-4770. However, if stockholders feel their questions have not been addressed, they may communicate with our Board of Directors directly by sending their communications to: Triangle Capital Corporation Board of Directors, c/o Simon B. Rich, Jr., 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612. In addition, stockholders may communicate with us by clicking “Contact IR” on the Investor Relations section of our website at http://ir.tcap.com. All stockholder communications received by our corporate secretary in this manner will be delivered to one or more members of the Board of Directors.
Corporate Leadership Structure
Mr. Poole was appointed as the Chairman of our Board of Directors on May 3, 2017 and was named as our Chief Executive Officer on February 3, 2016. In addition, we have designated Mr. Rich as our lead independent director to preside over all executive sessions of non-employee directors and to lead the decision-making processes of our independent directors with respect to the Strategic Review. We believe that consolidating our leadership structure without an independent chairman provides an efficient and effective management model which fosters direct accountability, effective decision making and alignment of corporate strategy between our Board of Directors and management. Mr. Poole is, and Mr. Rich is not, an “interested person” as defined in Section 2(a)(19) of the 1940 Act.
Oversight of Risk Management
On behalf of the Board of Directors, the Audit Committee oversees our enterprise risk management function. To this end, the Audit Committee meets at least annually (i) as a committee to discuss the Company’s risk management guidelines, policies and exposures and (ii) with our independent auditors to review our internal control environment and other risk exposures. Additionally, on behalf of the Board of Directors, the Compensation Committee oversees the management of risks relating to our executive compensation program and other employee benefit plans. In fulfillment of its duties, the Compensation Committee reviews at least annually our executive compensation program and meets regularly with our Chief Executive Officer to understand the financial, human resources and stockholder implications of all compensation decisions. The Audit Committee and the Compensation Committee each report to the Board of Directors on a regular basis to apprise the Board of Directors regarding the status of remediation efforts of known risks and of any new risks that may have arisen since the previous report.

Compliance Policies and Procedures
In accordance with the 1940 Act, we have adopted and implemented written policies and procedures reasonably designed to prevent violation of the U.S. federal securities laws, and we review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation. In addition, we have designated Mr. Lilly as our Chief Compliance Officer. As such, Mr. Lilly is responsible for administering our compliance program and meeting with our Board of Directors at least annually to assess its effectiveness.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
We have adopted a code of business conduct and ethics and corporate governance guidelines covering ethics and business conduct. These documents apply to our directors, officers and employees. Our code of business conduct and ethics and corporate governance guidelines are available on the Investor Relations section of our website at http://ir.tcap.com/corporate-governance. We will report any material amendments to or waivers of a required provision of our code of conduct and/or corporate governance guidelines on our website and/or in a Current Report on Form 8-K.
EXECUTIVE OFFICERS
Our executive officers serve at the discretion of our Board of Directors. The following persons serve as our executive officers in the following capacities:

Name	Age	Position(s) Held
E. Ashton Poole	51	Chairman, President and Chief Executive Officer
Steven C. Lilly	48	Chief Financial Officer, Secretary and Chief Compliance Officer
Jeffrey A. Dombcik	51	Senior Managing Director and Chief Credit Officer
Cary B. Nordan	42	Senior Managing Director and Chief Origination Officer
Douglas A. Vaughn	48	Senior Managing Director and Chief Administrative Officer
All of our executive officers are members of our Investment Committee. The Investment Committee is responsible for all aspects of our investment process, including approval of such investments. All of our executive officers also serve as directors, managers and/or officers of Triangle Mezzanine Fund.
For more information on Messrs. Poole and Lilly, see the biographical information under "Proposal No. 1 Election of Directors" above.
Messrs. Dombcik, Nordan and Vaughn joined Mr. Poole and Mr. Lilly on the Company’s Management Committee and became Executive Officers of the Company on October 2, 2016. The biographical information for Messrs. Dombcik, Nordan and Vaughn are as follows:
Jeffrey A. Dombcik joined the Company in 2007 and currently serves as Senior Managing Director and Chief Credit Officer and is a member of the Company’s Management Committee and Investment Committee. Prior to joining the Company, Mr. Dombcik was a Managing Director of South Franklin Street Partners, a Small Business Investment Company (SBIC) focused on providing junior capital to middle-market companies. Prior to joining South Franklin Street Partners, Mr. Dombcik served as Executive Vice President and Partner of Edgewater Capital Partners, L.P., a private equity investment firm focused on the acquisition of middle market companies. Mr. Dombcik also served as a Senior Vice President of investment banking for McDonald Investments, Inc. (a wholly owned subsidiary of Key Corp) and Vice President of Brown, Gibbons, Lang & Company L.P., a middle market investment bank with offices in Chicago and Cleveland. Mr. Dombcik began his career as a commercial banking officer with Bank One. Mr. Dombcik has over 20 years of experience in a variety of corporate finance transactions including initial public offerings, mergers and acquisitions, preferred stock underwritings, senior and subordinated debt placements, recapitalizations, leveraged ESOPs and restructurings. He is a graduate of Miami University and John Carroll University.

Cary B. Nordan joined the Company in 2004 and currently serves as Senior Managing Director and Chief Origination Officer and is a member of the Company’s Management Committee and Investment Committee.
Prior to joining the Company, Mr. Nordan served as Vice President with BB&T Asset Management (BB&T Funds), a $14 billion mutual fund complex. Preceding his employment with BB&T Asset Management, he worked in corporate finance with Stanford Keene, Inc., an investment bank specializing in the technology industry, and Nuance Capital Group, LLC, an advisory firm to private companies. Prior to that, Mr. Nordan served as an Analyst and Associate in the corporate finance group of Trident Securities, a subsidiary of McDonald Investments, where he specialized in investment banking and advisory services to lower- and middle-market financial institutions throughout the United States. Mr. Nordan has over 10 years of experience investing in private equity transactions and public equity securities as well as corporate finance transactions including IPOs, M&As, senior and subordinated debt placements, recapitalizations, and restructurings. He holds a BSBA, magna cum laude, from Appalachian State University and an MBA from Duke University. Mr. Nordan is a Chartered Financial Analyst and former member of the Board of Directors for the Chartered Financial Analyst North Carolina Society.
Douglas A. Vaughn joined the Company in 2008 and currently serves as Senior Managing Director and Chief Administrative Officer and is a member of the Company’s Management Committee and Investment Committee.
Mr. Vaughn has extensive management experience operating businesses and has served in investment and advisory roles for middle-market companies, portfolio businesses, and divisions of large multinational corporations. Prior to joining the Company, Mr. Vaughn was President and a Director of VIETRI, Inc., America’s largest importer, distributor and marketer of handmade Italian ceramic and home décor items. Immediately prior to his eight years at VIETRI, Inc., Mr. Vaughn advised business owners and managers, including private equity funds, on strategic initiatives including acquisitions and corporate finance — first as a Senior Consultant at Deloitte Consulting and later as a Partner at Chatham Partners. Prior to Deloitte Consulting, Mr. Vaughn served in management roles for Sara Lee Corporation, specifically for Sara Lee Personal Products Europe, where he was an original member of the team that established and managed the company’s first division in Eastern Europe including manufacturing, distribution, marketing, and sales operations. Mr. Vaughn holds a BA from the University of Virginia and an MBA from The University of North Carolina’s Kenan-Flagler School of Business. He is a member of the Young Presidents’ Organization, a Chartered Financial Analyst, and has served on a variety of for-profit and non-profit boards.

COMPENSATION DISCUSSION AND ANALYSIS
General
The following Compensation Discussion and Analysis, or CD&A, provides information relating to the 2017 compensation of the Company's named executive officers, or NEOs, for 2017, who were:
E. Ashton Poole, Chairman, President & Chief Executive Officer;
Steven C. Lilly, Chief Financial Officer, Secretary and Chief Compliance Officer;
Jeffrey A. Dombcik, Senior Managing Director and Chief Credit Officer;
Cary B. Nordan, Senior Managing Director and Chief Origination Officer; and
Douglas A. Vaughn, Senior Managing Director and Chief Administrative Officer.
Our executive compensation program is designed to encourage our executive officers to think and act like stockholders of the Company. The structure of the NEOs’ compensation programs was designed to encourage and reward the following factors, among others:

•	sourcing and pursuing attractively priced investment opportunities in lower middle market companies;

•	achievement of the Company’s dividend objectives;

•	maintaining credit quality, monitoring financial performance and ultimately managing a successful exit of the Company’s investment portfolio; and

•	development of management team and employees.
We completed our initial public offering, or IPO, in February 2007. Our first eleven years of operation as a publicly traded BDC have represented a period of development and growth. As a result, our Compensation Committee continues to focus on creating an executive compensation program that achieves our desired objectives stated above.
In May 2017, we held a stockholder advisory vote on the compensation of our NEOs, commonly referred to as a say-on-pay vote. Our stockholders approved the compensation of our NEOs, with over 86% of stockholder votes cast in favor of our say-on-pay resolution. Subsequently, the Compensation Committee considered the results of the advisory vote, which affected the Company’s executive compensation decisions and policies by reaffirming the Company’s compensation philosophies. The Compensation Committee will continue to use these philosophies and past practice in determining future compensation decisions. In addition, in May 2017, our stockholders voted, on an advisory basis, to conduct an advisory vote on executive compensation annually. In accordance with the results of this vote, the Board of Directors determined to implement an advisory vote on executive compensation annually until the next required vote on the frequency of stockholder votes on the compensation of executives, which is scheduled to occur at the 2023 Annual Meeting of Stockholders. The advisory say-on-pay vote proposal will be considered by our stockholders at the Annual Meeting.
Executive Compensation Policy
The compensation programs of the Company adopted by our Compensation Committee are designed with the goal of providing compensation that is fair, reasonable and competitive. These programs are intended to align the compensation paid to our NEOs with both our short-term and long-term objectives and the interests of stockholders, which we believe will contribute to the achievement of long-term sustainable investment returns. The key elements of our compensation philosophy include: (i) designing compensation programs that enable us to attract and retain the best talent in the financial industries in which we compete; (ii) aligning executive compensation packages with the Company’s performance; and (iii) using long-term equity awards to align employee and stockholder interests.
As a BDC, we must comply with the requirements of the 1940 Act. The 1940 Act imposes certain limitations on the structure of our compensation programs, including limitations on our ability to issue certain equity-based compensation to our employees and directors. We have received exemptive relief from the SEC that permits us to grant restricted stock in exchange for or in recognition of services by our executive officers and employees. Pursuant to the Omnibus Incentive Plan, the Board of Directors may award shares of restricted stock to plan participants in such amounts and on such terms as the Board of Directors determines in its sole discretion, provided that such awards are consistent with the conditions set forth in the SEC’s exemptive order.
Overview
Our performance-driven compensation policy consists primarily of the following three components:

•	base salary;

•	annual cash bonus; and

•	long-term compensation pursuant to the Omnibus Incentive Plan.
Other compensation components may include contributions to our 401(k) and deferred compensation plans, and health, life and disability insurance premiums paid by the Company.
The compensation packages for our NEOs are structured to reflect what we believe to be appropriate practices in corporate governance and executive compensation. We designed each NEO’s compensation package to appropriately reward the NEO for his contribution to the Company. Our compensation philosophy has not historically been, and going forward will not be, a mechanical process, and our Compensation Committee will continue to use its judgment and experience, working in conjunction with our Chief Executive Officer and, potentially, an independent compensation consultant, to determine the appropriate mix of compensation for each NEO. Cash compensation consisting of base salary and discretionary cash bonuses tied to achievement of performance goals set by the Compensation Committee, such as the surpassing of certain operating thresholds related to investment performance, are intended to incentivize NEOs to remain with us in their roles and work hard to achieve our goals. Stock-based compensation in the form of restricted stock is awarded based on individual and Company performance expectations set by the Compensation Committee.
Establishing Compensation Levels
Role of the Compensation Committee and Management
As set forth in the Compensation Committee Charter, our Compensation Committee’s primary responsibility is to evaluate the compensation of our executive officers and ensure that they are compensated effectively and in a manner consistent with our stated compensation objectives. The Compensation Committee also periodically reviews our corporate goals and objectives relevant to executive compensation, our executive compensation structure to ensure that it is designed to achieve the objectives of rewarding our executive officers appropriately for their contributions to corporate growth and profitability and our other goals and objectives. At least annually, the Compensation Committee will evaluate the compensation of our executive officers and determine the amounts and individual elements of total compensation for executive officers consistent with our corporate goals and objectives and will communicate to stockholders the factors and criteria on which the executive officers’ compensation is based, including the relationship of our performance to the executive officers’ compensation. Our executive officers are eligible for variable compensation based on individual, team, and overall corporate performance. With respect to the compensation of our executive officers other than the Chief Executive Officer, the committee works with the chief executive officer to conduct these reviews. The committee will also periodically evaluate the terms and administration of our annual and long-term incentive plans, including equity compensation plans, to ensure that they are structured and administered in a manner consistent with our goals and objectives as to participation in such plans, target annual incentive awards, corporate financial goals, actual awards paid to executive officers and total funds allocated for payment under the compensation plans.

Role of Compensation Consultant
In 2017, the Compensation Committee engaged McLagan, a compensation consultant, to assist the Compensation Committee in its review of executive and Board of Director compensation and to opine on market-

competitive compensation levels and mix necessary to attract and retain quality executive officers and investment professionals. From time to time and in support of McLagan's role as an adviser to the Compensation Committee, McLagan receives input regarding the Company's strategic goals and the manner in which the executive compensation program should support these goals. The Compensation Committee evaluated McLagan's independence from the Company and determined that McLagan is independent primarily because it does no work for management, receives no compensation from the Company other than for its work in advising the Compensation Committee and maintains no other economic relationships with the Company or any of its affiliates.

Assessment of Market Data
From time to time, to assess the competitiveness of our executive compensation program, the Compensation Committee considers compensation information from a comparative group of internally managed BDCs (including Capital Southwest Corporation, Hercules Capital, Inc., KCAP Financial, Inc. and Main Street Capital Corporation) as well as groups of other financial services companies, such as asset managers, specialty lenders and banks and real estate investment trusts. The Compensation Committee performs comprehensive analyses of competitive performance and compensation levels. However, the Compensation Committee does not specifically benchmark the compensation of our NEOs against that paid by other companies with publicly traded securities. This is because the Compensation Committee believes that our primary competitors in both our business and for recruiting executives are investment banks, private equity firms, private debt lenders, hedge funds and other specialty finance companies, including certain specialized commercial banks. Many of these entities do not publicly report the compensation of their executive officers nor do they typically report publicly information on their corporate performance. While various salary surveys from other private sources may become available to the Compensation Committee with regard to these private equity firms, the Compensation Committee believes that without accurate, publicly disclosed information on these private entities that would serve as benchmarks, it is inappropriate for the Compensation Committee to set formal benchmarking procedures.
The Compensation Committee's analyses center around key elements of compensation practices within financial services industries in general and, more specifically, compensation practices at companies closer in asset size, typical investment size, typical investment type, market capitalization, and general business scope to our Company. Items the Compensation Committee reviews from time to time include, but are not necessarily limited to, base compensation, bonus compensation and restricted stock awards. In addition to actual levels of compensation, the Compensation Committee also analyzes the approach other companies take with regard to their compensation practices. Items the Compensation Committee reviews from time to time include, but are not necessarily limited to, certain corporate and executive performance measures established to achieve total returns for stockholders and our “efficiency ratio” compared to the BDCs in our comparative group (which is calculated by taking total general and administrative expenses and dividing it by the company’s total revenue). The Compensation Committee believes that the companies it utilizes are the most relevant comparable companies available with disclosed executive compensation data, and they provide a good representation of competitive compensation levels for our executives.
Chief Executive Officer Pay Ratio
Mr. Poole's total compensation for 2017 was $2,009,260 as reflected in the Summary Compensation Table included in this proxy statement. The total compensation of our median employee, excluding Mr. Poole, for 2017 was $353,029. As a result, Mr. Poole's total compensation was approximately 5.7 times that of our median employee in 2017.
We selected December 31, 2017 as the date used to identify our “median employee” whose annual total compensation was the median of the annual total compensation of all our employees (other than our Chief Executive Officer) for 2017. As of December 31, 2017, our employee population consisted of 26 individuals (excluding Mr. Poole), all located in our Raleigh, North Carolina office. To identify our median employee, we compared the annual total compensation for each of our employees, as determined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which included salary, bonus, restricted stock awards, employer contributions to employee accounts in our 401(k) plan, employer contributions to employee accounts in our deferred compensation plan and earnings thereon, and company-paid life insurance premiums. In making this determination, we annualized the compensation of three employees who were hired in 2017 but did not work for us the entire fiscal year. Given that we had an even number of employees (excluding Mr. Poole) in the employee population for 2017, the calculation of the compensation of the median employee was the average compensation of our 13th and 14th highest paid employees.
Assessment of Company Performance
In determining annual compensation for our NEOs, our Compensation Committee evaluates the individual performance of our NEOs as well as the Company’s overall operating performance. We believe that the alignment of (i) a company’s business plan, (ii) its stockholders' expectations and (iii) its employee compensation is essential to long-term business success in the interest of its stockholders and employees. We typically make three- to seven- year investments in privately held businesses. Our business plan involves taking on investment risk over an extended period of time, and a premium is placed on our ability to maintain stability of net asset values and continuity of earnings to pass through to stockholders in the form of recurring dividends. Our strategy is to generate income and capital gains from our investments in the debt and equity securities of our portfolio companies. This income supports the payment of dividends to our stockholders. Therefore, a key element of our return to stockholders is current income through the payment of dividends. This recurring payout requires a methodical asset acquisition approach and active monitoring and management of our investment portfolio over time. A substantial part of our employee base is dedicated to the maintenance of asset values and generation of new investment opportunities to allow us to sustain and grow dividends.
In reviewing and approving the compensation packages for our executive officers and other key employees, our Compensation Committee considers the relative achievement of the Company’s strategic and corporate objectives, executive performance factors and the individual performance of each of our NEOs. For 2017, some of the most significant company-specific performance factors considered by the Compensation Committee include:

•	total and net investment income;

•	realized and unrealized gains and losses;

•	overall credit performance of the investment portfolio;

•	liquidity;

•	operating efficiency performance;

•	growth and diversification of the overall investment portfolio;

•	dividends and distributions to stockholders; and

•	return on average stockholders’ equity.
Given the Company's overall weaker financial and investment portfolio performance in 2017, as compared to 2016, the Compensation Committee awarded materially lower levels of incentive compensation for 2017 to our NEOs as compared to 2016.
Elements of Triangle’s Executive Compensation
In 2017, our compensation program was comprised primarily of the following three elements: (i) base salary, (ii) annual cash bonus and (iii) long-term equity incentive compensation. At the time of our IPO, our initial compensation program consisted of only base salary and an annual cash bonus. Upon receipt in 2008 of exemptive relief from the SEC that permitted the company to grant restricted stock awards to our executive officers and employees, we began to include long-term equity incentive compensation as part of our compensation program. The company sought such exemptive relief because we believe that creating long-term value for our stockholders is achieved, in part, by retaining our executive officers in a competitive employment environment with a competitive compensation program. This allows us to align a component of our compensation program over a longer-term similar to our target investment period for our privately held business investments, and to more closely align the interests of our NEOs with those of our stockholders. The Compensation Committee does not allocate a fixed percentage of the NEO compensation packages to each of these elements. Instead, the Compensation Committee targets total compensation at levels comparable to other BDCs, private equity firms, mezzanine lenders, hedge funds, specialized commercial banks and other specialty finance companies. In designing our compensation program, the Compensation Committee seeks to achieve an appropriate balance among these elements to create a compensation program that incentivizes our NEOs to focus on financial and operating results in the near term and the creation of stockholder value over the long-term.
Since our IPO, our Compensation Committee has determined to make annual changes in each element of our compensation program in order to account for cost of living changes, any changes in our asset and revenue growth and financial performance, and to retain our NEOs in a competitive environment for such executives. Our Compensation Committee considers our NEOs’ individual performance, each executive position’s responsibility for and ability to impact company performance, and individual expertise in connection with decisions under our compensation program each year. Because of the broad range of individual responsibilities of each of our NEOs, our Compensation Committee does not set specific or individualized performance metrics for any of our NEOs. The Compensation Committee instead considers the performance of each of our NEOs, and, based upon the evaluation and analysis of our Compensation Committee members, the performance of the Company relative to the general performance of other companies in the comparative group noted above.
Annual Base Salary
The annual base salary is designed to provide a minimum, fixed level of cash compensation to our NEOs in order to attract and retain experienced executive officers who can drive the achievement of our goals and objectives. The Compensation Committee annually reviews the base salary for each of our executive officers and determines whether to adjust it in its sole discretion. Increases to base salary are awarded to recognize levels of responsibilities and related individual performance, and to address changes in the external competitive market for a given position.
In establishing the 2017 base salaries of the NEOs, the Compensation Committee and management considered a number of factors including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the ability to replace the individual and the base salary of the individual from the previous year. In addition, the Compensation Committee considered the base salaries paid to comparably situated executive officers in other internally-managed BDCs and other competitive market practices. Finally, the Compensation Committee used a compensation consultant in order to obtain an objective third-party expert’s insight into our NEOs’ base salaries.
Mr. Poole was paid an annual base salary of $445,000 as of December 31, 2017. Mr. Poole’s base salary recognizes his role as President and Chief Executive Officer, including his overall responsibility for our Company’s strategic direction and performance and his leadership which has enabled us to achieve our operational and financial objectives. Mr. Poole’s base salary also reflects his role as a member of our Investment Committee and Management Committee.
Mr. Lilly was paid an annual base salary of $340,000 as of December 31, 2017. Mr. Lilly’s base salary recognizes his lead role in managing all financial aspects of our Company, and his leadership in matters relating to our capital structure, the media and investor relations. Mr. Lilly’s base salary also reflected his service as our Company’s Chief Compliance Officer and Secretary, and as a member of our Investment Committee and Management Committee.
Mr. Dombcik was paid an annual base salary of $320,000 as of December 31, 2017. Mr. Dombcik's base salary recognizes his role as Chief Credit Officer, as a member of our Investment Committee and our Management Committee, and his lead role in managing all aspects of our investment portfolio.
Mr. Nordan was paid an annual base salary of $320,000 as of December 31, 2017. Mr. Nordan's base salary recognizes his role as Chief Origination Officer, as a member of our Investment Committee and our Management Committee, and his lead role managing our origination activities.
Mr. Vaughn was paid an annual base salary of $320,000 as of December 31, 2017. Mr. Vaughn's base salary recognizes his role as Chief Administrative Officer, as a member of our Investment Committee and our Management Committee, and his lead role in managing all administrative matters relating to the Company's operations.

Annual Cash Bonuses
We pay annual cash bonuses to reward corporate and individual achievements for the prior fiscal year. Annual cash bonuses are based on the Compensation Committee’s discretionary assessment of the Company’s and the NEO’s performance, with recommendations from the Chief Executive Officer for NEOs other than himself. While cash bonus awards are discretionary, the Compensation Committee will not award cash bonuses to our NEOs unless the Company achieves certain minimum operating thresholds during the year. The minimum operating threshold for the fiscal year ended December 31, 2017 set by the Compensation Committee in connection with the award of cash bonuses was approximately $28.1 million in net investment income before discretionary compensation. The Compensation Committee determined that the Company achieved this threshold for the fiscal year ended December 31, 2017.
On a quarterly basis, the Compensation Committee, together with input from our Chief Executive Officer, approves an accrual for the annual potential cash bonus pool. The determination of the accrual amount is based upon the Company’s current financial forecast and executive performance contributing to achieving our corporate objectives, and is subject to the sole discretion of the Compensation Committee.
The Company paid cash bonuses to NEOs in recognition of both corporate and individual 2017 performance. In particular, for the year ended December 31, 2017, we reported the following financial results:

•	total investment income of $123.0 million, an increase from $113.7 million of total investment income in 2016;

•
net investment income of $72.2 million, an increase from $58.9 million of net investment income in 2016. (net investment income in 2016 was impacted by approximately $7.0 million of one-time expenses related to the retirement of Mr. Tucker in 2016 and the resignation of our former Chief Investment Officer in 2016);

•
net investment income per share of $1.55, a decrease from $1.62 of net investment income per share in 2016 (net investment income per share in 2016 was impacted by approximately $0.19 per share related to the one-time expenses related to the retirement of Mr. Tucker and the resignation of our former Chief Investment Officer);

•	operating efficiency ratio of 17.5%; and

•
regular quarterly dividends during 2017 totaling $1.65 per share, a decrease from $1.89 in regular quarterly dividends during 2016. None of these dividends constituted a return of capital to stockholders.

Despite the Company achieving the minimum operating threshold in 2017 under our Omnibus Incentive Plan, given overall weaker financial and investment portfolio performance in 2017 versus 2016, the Compensation Committee reduced the total amount of annual 2017 cash bonus awards for all employees by 13% from 2016 levels. The reductions in annual cash bonuses for the Company's NEOs from 2016 to 2017 ranged from 20% to 25%, reductions that the Compensation Committee believes are aligned with the Company's 2017 results.
Mr. Poole was paid an annual cash bonus of $405,000 for 2017, a decrease of 24% from his 2016 annual cash bonus of $535,000. Mr. Poole’s cash bonus reflects an increase in responsibilities in 2017 in connection with his appointment as Chairman of the Board of Directors, his overall responsibility for the strategic direction of our Company and his leadership in 2017.
Mr. Lilly was paid an annual cash bonus of $375,000 for 2017, a decrease of 23% from his 2016 annual cash bonus of $485,000. Mr. Lilly’s cash bonus reflects his lead role in managing all financial aspects of our Company, including his leadership in matters relating to our capital structure, liquidity, the Company's relationships with its lenders and investor relations. Mr. Lilly’s cash bonus also reflected his service as our Chief Compliance Officer and Secretary during 2017.
Mr. Dombcik was paid an annual cash bonus of $330,000 for 2017, a decrease of 20% from his 2016 annual cash bonus of $415,000. Mr. Dombcik's cash bonus reflects his lead role in managing our investment portfolio, including our monitoring, valuation and restructuring activities.

Mr. Nordan was paid an annual cash bonus of $330,000 for 2017, a decrease of 25% from his 2016 annual cash bonus of $440,000. Mr. Nordan's cash bonus reflects his role as a senior investment originator as well as his lead role in managing our origination activities, including sourcing and underwriting.
Mr. Vaughn was paid an annual cash bonus of $330,000 for 2017, a decrease of 25% from his 2016 annual cash bonus of $440,000. Mr. Vaughn's cash bonus reflects his role as a senior investment originator as well as his lead role in managing all administrative responsibilities for the Company, including recruiting, training, staffing, performance evaluation and other human resources-related initiatives.
The Compensation Committee believes that these cash bonus awards are individually appropriate based on the Company’s 2017 performance and each individual’s contribution to the Company throughout 2017 as stated above. Such bonuses comprise a key component of the Company’s overall compensation program.
Long-Term Incentive Compensation
General
Our Board of Directors adopted the Omnibus Incentive Plan in order to provide stock-based awards as incentive compensation to our employees and non-employee directors. Since our IPO, our Board of Directors has chosen to utilize shares of our restricted stock, rather than stock options or other equity-based incentive compensation, as long-term incentive compensation.
We use restricted stock awards to (i) attract and retain key employees, (ii) motivate our employees by means of performance-related incentives to achieve long-range performance goals, (iii) enable our employees to participate in our long-term growth and (iv) link our employees’ compensation to the long-term interests of our stockholders. Each restricted stock award is for a fixed number of shares as set forth in an award agreement between the grantee and us. Award agreements set forth time and/or performance vesting schedules and other appropriate terms and/or restrictions with respect to awards, including rights to dividends and voting rights.
The Compensation Committee has been delegated responsibility by our Board of Directors to review the stock-based awards to employees. At the time of each award granted to each NEO, the Compensation Committee determines the terms of the award, including the performance period (or periods) and the performance objectives relating to the award. The Compensation Committee then recommends the approval of the award to the Board of Directors.

Restricted Stock Awards Awarded in 2017 for 2016 Performance
The Compensation Committee generally meets in February of each year to consider the amount of restricted stock that should be awarded to our executive officers with respect to the Company's performance for the prior year. Specific performance factors that the Compensation Committee considered in determining the granting of restricted stock in February 2017 were the Company's achievement of financial and operational goals in 2016 and individual employee performance during 2016 in such areas as work ethic, proficiency and overall contribution to the Company. On February 1, 2017, the Board of Directors, upon recommendation of the Compensation Committee, granted the following awards:

Name	Number of Shares of Restricted Stock(1)
E. Ashton Poole	53,500
Steven C. Lilly	45,000
Jeffrey A. Dombcik	39,000
Cary B. Nordan	42,000
Douglas A. Vaughn	39,000

(1)
Consists of restricted stock which vests over four years from the date of grant. The shares of restricted stock granted to Messrs. Poole, Lilly, Dombcik, Nordan and Vaughn are expected to vest ratably in February of each year, beginning in February of 2018.

Based on SEC rules requiring equity awards to be disclosed in the tables for the year during which they are granted, rather than earned, the executive compensation tables in this proxy statement include the restricted stock awards granted to our NEOs in February 2017, even though such awards relate to 2016 performance.
Restricted stock awards allow the Company to account for our compensation program based on the price of our common stock, fixed at the grant date of such award, resulting in a known maximum cost of such award under our compensation program at the time of grant. In determining annual restricted stock awards for each of our NEOs, our Compensation Committee considers the grant-date fair value of previously granted restricted stock awards, without assigning value to any appreciation or depreciation subsequent to the grant date of such prior awards.
Restricted Stock Awards Awarded in 2018 for 2017 Performance
In February 2018, our Compensation Committee considered employee performance during fiscal 2017, using similar factors above, in determining the amount of restricted stock awards to recommend for each executive officer. In addition, the Compensation Committee considers each NEO's total cash compensation in relation to the proposed stock award and the effect of dilution of net asset value per share and earnings per share prior to awarding the stock grants. Consistent with the compensation philosophy employed in determining annual cash bonus awards for 2017, in light of the Company's overall weaker financial and investment portfolio performance in 2017 versus 2016, the aggregate value of restricted share awards granted in February 2018 were 35% less than the aggregate value of the awards granted in February 2017, as of the respective grant dates.
On February 8, 2018, the Board of Directors, upon recommendation of the Compensation Committee, approved restricted stock awards for the NEOs, as detailed below.
Mr. Poole was awarded 63,000 shares of restricted stock in February 2018 for his performance during 2017. The aggregate grant date fair value of the February 2018 award was $672,840, a decrease of 35% from the grant date fair value of his 2016 award of $1,029,875. This award reflects an increase in Mr. Poole's responsibilities in 2017 in connection with his appointment as Chairman of the Board of Directors of the Company, his overall responsibility for the strategic direction of our Company, and his leadership in 2017.
Mr. Lilly was awarded 53,000 shares of restricted stock in February 2018 for his performance during 2017. The aggregate grant date fair value of the February 2018 award was $566,040, a decrease of 35% from the grant date fair value of his 2016 award of $866,250. This award reflects Mr. Lilly’s lead role in managing all financial aspects of our Company, including his leadership in matters relating to our capital structure, liquidity, the Company's relationships with its lenders and investor relations. Mr. Lilly’s restricted stock award also reflected his service as our Chief Compliance Officer and Secretary during 2017.
Mr. Dombcik was awarded 46,000 shares of restricted stock in February 2018 for his performance during 2017. The aggregate grant date fair value of the February 2018 award was $491,280, a decrease of 35% from the grant date fair value of his 2016 award of $750,750. This award reflects Mr. Dombcik's lead role in managing our investment portfolio, including our monitoring, valuation and restructuring activities.
Mr. Nordan was awarded 46,000 shares of restricted stock in February 2018 for his performance during 2017. The aggregate grant date fair value of the February 2018 award was $491,280, a decrease of 39% from the grant date fair value of his 2016 award of $808,500. This award reflects Mr. Nordan's contributions as a senior investment originator as well as his lead role in our origination activities, from initial sourcing to the guidance of each investment through our internal investment process.
Mr. Vaughn was awarded 46,000 shares of restricted stock in February 2018 for his performance during 2017. The aggregate grant date fair value of the February 2018 award was $491,280, a decrease of 35% from the grant date fair value of his 2016 award of $750,750. This award reflects Mr. Vaughn's contributions as a senior investment originator and his lead role in managing all administrative aspects of the Company, including recruiting, training, staffing, performance evaluation and other human resources-related initiatives.
The amount of restricted stock awarded to each of our executive officers is unrelated to the number of shares we may sell below net asset value.
Options
Since our IPO, our Board of Directors has not utilized options to purchase our common stock as a form of compensation to our NEOs and other employees. As such, we did not grant any stock options to our employees in 2017.
Our Board of Directors may, however, grant our employees options to purchase our common stock (including incentive stock options and non-qualified stock options). We expect that, if granted, options will represent a fixed number of shares of our common stock, will have an exercise, or strike, price equal to the fair market value of our common stock on the date of such grant, and will be exercisable, or “vested,” at some later time after grant. Upon any stock option grant, its exercise price will not be changed absent specific SEC approval that we may do so. Some stock options granted by our Board of Directors may vest simply by the holder remaining with the Company for a period of time, and some may vest based on meeting certain performance goals. We anticipate that our options, if granted in the future, will be valued for financial reporting purposes using the Black Scholes valuation method, and charges to earnings will be taken over the relevant service period pursuant to FASB ASC Topic 718.
Other Compensation Matters
401(k) Plan
We maintain a 401(k) plan in which all full-time employees who are at least 21 years of age are eligible to participate and receive certain employer contributions. Eligible employees have the opportunity to contribute their compensation on a pretax salary basis into the 401(k) plan up to $18,000 for the 2017 plan year, and to direct the investment of these contributions. Plan participants who reach the age of 50 prior to or during the plan year are eligible to defer up to an additional $6,000 for the 2017 plan year.
Deferred Compensation Plan
The Compensation Committee has adopted a nonqualified deferred compensation plan covering the Company’s executive officers and key employees. Any compensation deferred and the Company’s additional contributions, if any, will earn a return based on the returns on certain investments designated by the Compensation Committee. Participants will be 100% vested in any elective deferrals, and will vest in any Company contributions ratably over four years from the date of the relevant contribution.

Executive Retention Agreements
As part of the Strategic Review discussed above under "Director Fees,” our Board of Directors recognized that, in the event negotiations are commenced to bring about a strategic transaction, uncertainty and questions could arise that could result in the distraction or departure of our NEOs to our detriment and the detriment of our stockholders. As a result, in November 2017, we entered into Executive Retention Agreements (each, a “Retention Agreement,” and collectively, the “Retention Agreements”) with each of the NEOs to reinforce and encourage the continued attention and dedication of the NEOs to their assigned duties without regard to the potential outcomes of any strategic transaction which would be in the best interests of our stockholders.
Under the Retention Agreements, each NEO (or his designated beneficiary or estate) will be entitled to the following benefits if, (i) during the twenty-four month period following a "change in control" of the Company, as defined in the Retention Agreements, the NEO’s employment is terminated (A) by the Company (other than for death, disability or cause); or (B) by the NEO for Good Reason (as defined in the Retention Agreements), or (ii) the NEO terminates employment for any reason during the thirty-day period immediately following the first anniversary of the change in control; and provided the NEO releases the Company from any liabilities, known or unknown:

•	the NEO's full base salary through the date of termination, plus an amount equal to any accrued but unused vacation;

•
the amount of any Executive Incentive Compensation, as such term is used in the Retention Agreements (consisting of annual cash bonuses and the grant date fair market value of restricted stock and deferred compensation awards), (i) for any past completed fiscal year which has not yet been paid, and (ii) for any partially completed period, on a pro rata basis. If the prior year’s Executive Incentive Compensation has not been set, and in any case for the pro-rata calculation, the Executive Incentive Compensation will be calculated at the greater of: (A) the target level of the Executive Incentive Compensation Opportunity, as such term is used in the Retention Agreements, which may include annual cash incentives, as well as annual awards of equity interests, deferred compensation and other incentive pay (without application of any denial provisions based on unsatisfactory personal performance), and (B) the highest Executive Incentive Compensation amount paid to the NEO for the three full fiscal years which ended coincident with or immediately prior to the change in control;

•
an aggregate lump sum severance payment, paid within sixty days of the date of termination, equal to the product of a multiple (1.25 for each NEO) times the sum of: (i) the NEO’s annual salary calculated at the highest rate of salary in effect during the prior three fiscal years ; (ii) the highest regular annual cash bonus paid to the NEO as part of the Executive Incentive Compensation (excluding any associated restricted stock or deferred compensation awards) for the three full fiscal years which ended coincident with or immediately prior to the change in control; and (iii) an amount equal to the highest contribution paid by the Company to its 401(k) plan on behalf of the NEO for the three full fiscal years which ended coincident with or immediately prior to the change in control;

•
premiums for the NEO and the NEO's spouse and/or dependents related to Company-sponsored medical and dental benefits for eighteen months following the date of termination or such shorter period for which the NEO is legally eligible to receive such benefits;

•
for twenty-four months following the date of termination, premiums that may come due on the term life insurance policies on the NEO’s life, consistent with the Company’s practice as of the date of the Retention Agreement;

•	$25,000, within sixty days of the date of termination, for outplacement services, regardless of whether the NEO elects to use any outplacement services; and

•	full vesting of the NEO's account in the Company’s Executive Deferred Compensation Plan and in any plan of deferred compensation maintained by the Company or its successor.
In addition, under the Retention Agreements, upon the consummation of a change in control, the NEOs will be fully vested in their outstanding awards under the Company’s Omnibus Incentive Plan and under any equity incentive plan maintained by the Company or its successor, as of the date of the change in control.

The Retention Agreements have an indefinite term; however, the Company may terminate a Retention Agreement at any time by giving the NEO written notice thereof at least twenty-four months in advance of such termination date.
Tax and Accounting Considerations

The Compensation Committee annually reviews and considers the deductibility of the compensation paid to our executive officers, which includes each of the NEOs, under Section 162(m) of the Internal Revenue Code of 1986, or the Code. Pursuant to Section 162(m) of the Code, compensation paid to certain executive officers in excess of $1,000,000 generally is not deductible. However, before the effective date of the 2017 tax reform legislation, amounts in excess of $1,000,000 were deductible if they qualify as “performance-based compensation.” With respect to awards made before the 2017 tax reform legislation, the Compensation Committee endeavored to structure the executive compensation program so that each executive’s compensation will generally be fully deductible. However, to maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, the Compensation Committee has not adopted a policy that requires all compensation to be deductible and has retained the right to approve compensation that is not fully deductible under Section 162(m). The compensation paid pursuant to our cash-based annual and long-term incentive programs was intended to qualify as “performance-based compensation” for purposes of Section 162(m) for all years in which the “performance-based compensation” exception was in effect, including 2017. Base salaries did not qualify as “performance-based compensation” pursuant to the requirements of Section 162(m).

The 2017 tax reform legislation removed the “performance-based compensation” exception from Section 162(m). Accordingly, awards made after November 2, 2017, generally are not eligible for the “performance-based compensation” exception and will not be deductible to the extent that they cause the compensation of the affected executive officers to exceed $1,000,000 in any year. Awards that were made and subject to binding written contracts in effect on November 2, 2017, are “grandfathered” under prior law and can still qualify as deductible “performance-based compensation,” even if paid in future years. The Compensation Committee will continue to monitor these awards and Internal Revenue Service guidance to determine if they are deductible if and when paid. In addition, the Compensation Committee will review the 2017 tax reform legislation and its impact on the Company’s executive compensation program; however, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) will do so.

In 2017, all compensation paid to our executive officers was deductible for U.S. federal income tax purposes.
In awarding restricted stock awards for performance in 2017, we accounted for share-based awards under the provisions of FASB ASC Topic 718. FASB ASC Topic 718 establishes accounting for stock-based awards exchanged for goods or services. Accordingly, stock-based compensation cost is measured at grant date, based on the fair value of the awards, and is recognized as an expense ratably over the requisite service period. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.
Conclusion
We believe that our compensation policies are designed to fairly compensate, retain and motivate our NEOs. The retention and motivation of our NEOs should enable us to grow strategically and position ourselves competitively in the market in which we operate.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
All members of our Compensation Committee (Messrs. Dunwoody, Goldstein and Mulhern) are independent directors, and none of the members are present or past employees of the Company. No member of the Compensation Committee has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. In addition, no interlocking relationship, as defined by the rules adopted by the SEC, existed during the year ended December 31, 2017 between any member of our Board of Directors or the Compensation Committee and an executive officer of the Company.

COMPENSATION COMMITTEE REPORT
The Compensation Committee determines the compensation for our executive officers and the amount of salary and bonus to be included in the compensation package for each of our executive officers. The Compensation Committee currently consists of Messrs. Dunwoody, Goldstein and Mulhern, all of whom are considered independent in accordance with NYSE listing standards, SEC rules and our Corporate Governance Guidelines, and are not “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act.
The Compensation Committee of our Board of Directors has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this proxy statement and, based on its review and discussion, has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be filed with the SEC.
The Compensation Committee:
Mark F. Mulhern, Chair
W. McComb Dunwoody
Benjamin S. Goldstein

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent specifically incorporated by reference therein.

EXECUTIVE OFFICER COMPENSATION
2017 Summary Compensation
The following table sets forth certain summary information for the years 2017, 2016 and 2015 with respect to the compensation awarded to and earned by our NEOs.
Summary Compensation Table for 2017

Name	Principal Position	Year	Base Salary	Bonus	Restricted Stock Awards(1)	All Other Compensation(2)	Total
E. Ashton Poole	CEO	2017	$443,750	$405,000	$1,029,875	$130,635	$2,009,260
		2016	$432,500	$535,000	$745,025	$115,829	$1,828,354
		2015	$407,500	$647,500	$980,100	$97,546	$2,132,646
Steven C. Lilly	CFO	2017	$338,750	$375,000	$866,250	$153,429	$1,733,429
		2016	$333,750	$485,000	$648,610	$117,084	$1,584,444
		2015	$325,000	$580,000	$871,200	$84,427	$1,860,627
Jeffrey A. Dombcik	CCO(3)	2017	$313,750	$330,000	$750,750	$138,922	$1,533,422
		2016	$294,375	$415,000	$508,370	$107,180	$1,324,925
		2015	$290,000	$512,000	$653,400	$78,890	$1,534,290
Cary B. Nordan	COO(4)	2017	$313,750	$330,000	$808,500	$140,215	$1,592,465
		2016	$294,375	$440,000	$604,785	$108,100	$1,447,260
		2015	$290,000	$555,000	$696,960	$78,992	$1,620,952
Douglas A. Vaughn	CAO(5)	2017	$313,750	$330,000	$750,750	$139,316	$1,533,816
		2016	$294,375	$440,000	$473,310	$107,367	$1,315,052
		2015	$290,000	$457,500	$609,840	$78,771	$1,436,111

(1)
The amounts listed in this column reflect the grant date fair value of the restricted stock granted, in accordance with FASB ASC Topic 718, Compensation — Stock Compensation, based on the closing price of our common stock on February 1, 2017, the grant date. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not correspond to the actual value that will be recognized by our NEOs upon the vesting of such grants. Additionally, pursuant to SEC rules requiring equity awards to be disclosed in the summary compensation table for the year during which they are granted, rather than earned, the amounts in this column include the grant-date fair value of restricted stock awards granted to our NEOs in February 2017, even though such awards relate to 2016 performance. Assumptions used in the calculation of these amounts are set forth in Note 6 — “Equity-Based and Other Compensation Plans” to our consolidated audited financial statements for the fiscal year ended December 31, 2017 which are included in our Annual Report on Form 10-K which was filed with the SEC on February 28, 2018. These amounts do not represent the actual value that may be realized by the NEOs.

(2)
All Other Compensation includes the value of benefits in the form of 401(k) contributions, deferred compensation plan contributions made by the Company, earnings on deferred compensation plan balances and life insurance premiums paid by the Company for the year. See chart below for disclosure of the amounts of each of these items.

(3)	“CCO” stands for Chief Credit Officer.

(4)	“COO” stands for Chief Origination Officer.

(5)	“CAO” stands for Chief Administrative Officer.

All Other Compensation in the Summary Compensation Table for 2017 above consists of the following:

Name	Year	Company 401(k) Contribution	Company Deferred Comp. Plan Contribution	Deferred Compensation Plan Earnings	Company Paid Life Insurance Premiums	Total All Other Compensation
E. Ashton Poole	2017	$36,000	$50,000	$43,270	$1,365	$130,635
	2016	$35,000	$60,000	$19,464	$1,365	$115,829
	2015	$35,000	$60,000	$1,181	$1,365	$97,546
Steven C. Lilly	2017	$36,000	$40,000	$76,491	$938	$153,429
	2016	$35,000	$45,000	$36,146	$938	$117,084
	2015	$35,000	$45,000	$3,489	$938	$84,427
Jeffrey A. Dombcik	2017	$36,000	$35,000	$66,286	$1,636	$138,922
	2016	$35,000	$40,000	$31,295	$885	$107,180
	2015	$35,000	$40,000	$3,005	$885	$78,890
Cary B. Nordan	2017	$36,000	$35,000	$68,177	$1,038	$140,215
	2016	$35,000	$40,000	$32,220	$880	$108,100
	2015	$35,000	$40,000	$3,112	$880	$78,992
Douglas A. Vaughn	2017	$36,000	$35,000	$66,992	$1,324	$139,316
	2016	$35,000	$40,000	$31,641	$726	$107,367
	2015	$35,000	$40,000	$3,045	$726	$78,771

2017 Grants of Plan-Based Awards
The following table summarizes grants of plan-based awards made to our NEOs in 2017 for their performance in 2016.
Grants of Plan-Based Awards in 2017

Name	Grant Date	Stock Awards Number of Shares of Stock	Grant Date Fair Value of Stock
E. Ashton Poole(1)	February 1, 2017	53,500	$1,029,875
Steven C. Lilly(1)	February 1, 2017	45,000	$866,250
Jeffrey A. Dombcik(1)	February 1, 2017	39,000	$750,750
Cary B. Nordan(1)	February 1, 2017	42,000	$808,500
Douglas A. Vaughn(1)	February 1, 2017	39,000	$750,750

(1)	Consists of restricted stock which vests over four years from the date of grant. The shares of restricted stock are expected to vest ratably in February of each year, beginning in February of 2018.
Compensation Mix
As discussed in more detail in the section of this Proxy Statement entitled “Compensation Discussion and Analysis” above, in 2017, the Company’s compensation program was comprised primarily of the following three elements: (i) base salary, (ii) annual cash bonus and (iii) long-term equity compensation. Although it does not allocate a fixed percentage of the NEO compensation packages to each of these elements, the Compensation Committee does seek to achieve an appropriate balance among these elements to incentivize our NEOs to focus on financial and operating results in the near term and the creation of stockholder value over the long-term.
In 2017, salaries comprised 22.1%, 19.5%, 20.5%, 19.7% and 20.5% of total compensation for Messrs. Poole, Lilly, Dombcik, Nordan and Vaughn, respectively. The annual base salary of each NEO is to be determined annually at the discretion of the Compensation Committee. Moreover, in 2017, annual cash bonuses comprised 20.2%, 21.6%, 21.5%, 20.7% and 21.5% of total compensation for Messrs. Poole, Lilly, Dombcik, Nordan and Vaughn, respectively.
Omnibus Incentive Plan
The restricted stock awards granted to our NEOs during 2017 that appear in the tables above and below were granted pursuant to the Omnibus Incentive Plan (formerly, the Equity Incentive Plan as discussed above under "Director Compensation - Non-Employee Director Equity Compensation" above). On March 18, 2008, we received an exemptive order from the SEC authorizing such issuance of restricted stock to our employees and non-employee directors pursuant to the terms of the Equity Incentive Plan, the terms of which are now included in the Omnibus Incentive Plan, and as otherwise set forth in the exemptive order. The Equity Incentive Plan originally reserved up to 900,000 shares for issuance and in 2012, our Board of Directors and stockholders voted to approve an increase in shares of common stock available for issuance under the Equity Incentive Plan by 1,500,000 shares. In addition, in 2017, in conjunction with the approval of the Omnibus Incentive Plan, our Board of Directors and stockholders voted to approve an increase in shares of common stock available for issuance under the Omnibus Incentive Plan by 1,600,000 shares. Thus, the Omnibus Incentive Plan currently reserves up to 4,000,000 shares of our common stock for issuance. As of December 31, 2017, there were 2,269,467 shares available for issuance under the Omnibus Incentive Plan.
Participants in the Omnibus Incentive Plan who are employees may receive awards of options to purchase shares of common stock or grants of restricted stock, as determined by the Board of Directors. The basis of such participation is to provide incentives to our employees in order to attract and retain the services of qualified professionals.
The Omnibus Incentive Plan includes provisions allowing the issuance of restricted stock to all key employees consistent with such terms and conditions as the Board of Directors shall deem appropriate, subject to the limitations set forth in the plan. Restricted stock refers to an award of stock that is subject to forfeiture restrictions and may not be transferred until such restrictions have lapsed. With respect to awards issued to our employees, the Board of Directors will determine the time or times at which such shares of restricted stock will vest or the terms on which such shares will vest. Shares granted pursuant to a restricted stock award will not be transferable until such shares have vested in accordance with the terms of the award agreement, unless the transfer is by will or by the laws of descent and distribution. The Omnibus Incentive Plan also allows us to issue options to our key employees in the future should our Board of Directors choose to do so.
Our Board of Directors has delegated administration of the Omnibus Incentive Plan to our Compensation Committee, currently comprised solely of three (3) independent directors who are independent pursuant to the listing requirements of the NYSE. Our Board of Directors may abolish the Compensation Committee at any time and revest in our Board of Directors the administration of the Omnibus Incentive Plan. Our Board of Directors administers the Omnibus Incentive Plan in a manner that is consistent with the applicable requirements of the NYSE and the exemptive order.
On February 1, 2017, the Board of Directors, upon recommendation of our Compensation Committee, approved grants of restricted stock awards to Messrs. Poole, Lilly, Dombcik, Nordan and Vaughn as set forth above. All of these restricted shares of stock were valued at $19.25, the closing price of our common stock on the NYSE on February 1, 2017, the grant date. The restricted share awards granted to Messrs. Poole, Lilly, Dombcik, Nordan and Vaughn vest ratably over four years from the grant date.
None of these shares of restricted stock may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of prior to the their vesting date, and, except as otherwise determined by our Board of Directors at or after the grant of each executive officer’s award of restricted stock, any of the shares which have not fully vested will be forfeited, and all rights of the executive officer to such shares shall terminate, without further obligation on the part of the Company, unless the executive officer remains employed with us for the entire vesting period relating to the restricted stock.

2017 Outstanding Equity Awards at Fiscal Year End
The following table summarizes the number of outstanding equity awards held by each of our NEOs as of December 31, 2017.
2017 Outstanding Equity Awards at Fiscal Year End

Name	Number of Shares of Stock That Have Not Vested(1)		Market Value of Shares of Stock That Have Not Vested(2)
E. Ashton Poole	123,579	(3)	$1,172,765
Steven C. Lilly	101,000	(4)	$958,490
Jeffrey A. Dombcik	83,000	(5)	$787,670
Cary B. Nordan	91,625	(6)	$869,521
Douglas A. Vaughn	80,750	(7)	$766,318

(1)	No restricted stock awards reflected in this column have been transferred.

(2)	The values of the unvested common stock listed are based on a $9.49 closing price of our common stock as reported on the NYSE on December 29, 2017.

(3)
5,500 of the shares will vest on February 4, 2018, 22,500 of the shares will vest ratably on February 4 of each year until February 4, 2019, 31,875 of the shares will vest ratably on February 4 of each year until February 4, 2020, 53,500 of the shares will vest ratably on February 4 of each year until February 4, 2021 and 10,204 of the shares will vest on August 29, 2018, at which respective times such shares will be fully vested, subject to the executive officer still being employed with us at such vesting dates.

(4)
8,250 of the shares will vest on February 4, 2018, 20,000 of the shares will vest ratably on February 4 of each year until February 4, 2019, 27,750 of the shares will vest ratably on February 4 of each year until February 4, 2020 and 45,000 of the shares will vest ratably on February 4 of each year until February 4, 2021, at which respective times such shares will be fully vested, subject to the executive officer still being employed with us at such vesting dates.

(5)
7,250 of the shares will vest on February 4, 2018, 15,000 of the shares will vest ratably on February 4 of each year until February 4, 2019, 21,750 of the shares will vest ratably on February 4 of each year until February 4, 2020 and 39,000 of the shares will vest ratably on February 4 of each year until February 4, 2021, at which respective times such shares will be fully vested, subject to the executive officer still being employed with us at such vesting dates.

(6)
7,750 of the shares will vest on February 4, 2018, 16,000 of the shares will vest ratably on February 4 of each year until February 4, 2019, 25,875 of the shares will vest ratably on February 4 of each year until February 4, 2020 and 42,000 of the shares will vest ratably on February 4 of each year until February 4, 2021, at which respective times such shares will be fully vested, subject to the executive officer still being employed with us at such vesting dates.

(7)
7,500 of the shares will vest on February 4, 2018, 14,000 of the shares will vest ratably on February 4 of each year until February 4, 2019, 20,250 of the shares will vest ratably on February 4 of each year until February 4, 2020 and 39,000 of the shares will vest ratably on February 4 of each year until February 4, 2021, at which respective times such shares will be fully vested, subject to the executive officer still being employed with us at such vesting dates.

2017 Option Exercises and Stock Vested
The following table summarizes the number of shares of common stock and the value of those shares that vested in 2017 that were awarded to our NEOs.
2017 Option Exercises and Stock Vested

Name	Number of Shares Acquired on Vesting(1)		Value Realized on Vesting
E. Ashton Poole	37,579	(2)	$678,975	(3)
Steven C. Lilly	36,070		$709,497	(4)
Jeffrey A. Dombcik	29,313		$576,587	(4)
Cary B. Nordan	31,688		$623,303	(4)
Douglas A. Vaughn	28,563		$561,834	(4)

(1)
Number of Shares Acquired upon Vesting is calculated prior to the withholding of vesting shares by the Company to satisfy tax withholding obligations. Each of our NEOs elected to satisfy his tax withholding obligations by having the Company withhold a portion of his vesting shares.

(2)	27,375 of these shares vested on February 4, 2017, and 10,204 of these shares vested on August 29, 2017.

(3)
Values realized are based on the closing market price of our common stock of $19.67, as reported on the NYSE on February 6, 2017 and on the closing market price of our common stock of $13.77, as reported on the NYSE on August 29, 2017.

(4)	Based on the closing market price of our common stock of $19.67, as reported on the NYSE on February 6, 2017.

Nonqualified Deferred Compensation for 2017
The following table sets forth information concerning compensation earned by our NEOs for 2017 under the Company’s Executive Deferred Compensation Plan.

Name	Executive Contributions in 2017 ($)	Registrant Contributions in 2017 ($)(1)	Aggregate Earnings in 2017 ($)(2)	Aggregate Withdrawals/ Distributions in 2017 ($)	Aggregate Balance at 12/31/2017 ($)(3)
E. Ashton Poole	$—	$60,000	$43,270	$—	$247,875
Steven C. Lilly	$—	$45,000	$76,491	$—	$431,703
Jeffrey A. Dombcik	$—	$40,000	$66,286	$—	$374,217
Cary B. Nordan	$—	$40,000	$68,177	$—	$384,770
Douglas A. Vaughn	$—	$40,000	$66,992	$—	$378,157

(1)
Represents amounts earned for 2016 and contributed to the Executive Deferred Compensation Plan in 2017. All of the amounts shown in this column are also reported in the 2016 line in the “All Other Compensation” column of the Summary Compensation Table.

(2)
Represents earnings on Executive Deferred Compensation Plan balances during 2017. All of the amounts shown in this column are also reported in the “All Other Compensation” column of the Summary Compensation Table for 2017.

(3)	All amounts were included in amounts reported in the “All Other Compensation” column of the Summary Compensation Table in 2017 or a prior year.
During the first quarter of 2012, the Compensation Committee of the Board of Directors approved the Company’s adoption of a non-qualified deferred compensation plan for certain senior executive officers and key employees, including the NEOs (the “Executive Deferred Compensation Plan”). The Executive Deferred Compensation Plan is an unfunded plan maintained for the purpose of providing participating executives with additional deferred compensation. Pursuant to the Executive Deferred Compensation Plan, the Company will contribute certain amounts for the benefit of the participating executives from time to time. In the future, the Company may allow participating executives to elect to contribute on a pre-tax basis up to 50% of their base salary and up to 100% of their cash bonus. The Company may elect to match a portion of such contributions. Contributions to the Executive Deferred Compensation Plan will earn a fixed rate of return. This rate of return is currently determined to equal the rate of return of a hypothetical investment in a mutual fund providing a return equal to the S&P Total Return Index. Participants will be 100% vested in any elective deferrals, and will vest in any Company contributions ratably over four years from the date of the relevant contribution. Distributions to participants are generally payable upon termination of employment.
Potential Payments upon Termination or Change in Control
This section describes and quantifies the estimated compensation payments and other benefits to which our NEOs would be entitled upon the occurrence of each of the following triggering events:

•	occurrence of a Change in Control (as defined in the Retention Agreements ); or

•	termination upon death or disability, or occurrence of a Change of Control (as defined in the Omnibus Incentive Plan).
Our NEOs are “at will” employees and, except as otherwise described herein, are only entitled to payment of accrued salary and vacation time, on the same terms as provided to our other employees, upon any resignation, retirement or termination of employment, with or without cause. Except as otherwise noted below, the calculations below do not include any estimated payments for those benefits that we generally make available on the same terms to our full-time, non-executive employees.

Executive Retention Agreements
The estimated severance payments and other benefits presented below are calculated based on compensation arrangements in effect as of December 31, 2017, including the Retention Agreements, and assume that the triggering event occurred on such date. Our estimates of potential benefits are further based on the additional assumptions specifically set forth in the table below, if any. Although these calculations are intended to provide reasonable estimates of potential compensation benefits, the estimated benefit amounts may differ from the actual amount that any individual would receive upon termination or the costs to Triangle associated with continuing certain benefits following termination of employment.
Change of Control Payments and Benefits under Executive Retention Agreements

Name	Severance Payment	Deferred Compensation Plan Vesting(1)	Vesting of Stock Awards(2)	All Other Benefits(3)	Total
E. Ashton Poole	$1,410,625	$117,518	$1,172,765	$59,806	$2,760,714
Steven C. Lilly	$1,195,000	$96,599	$958,490	$58,952	$2,309,041
Jeffrey A. Dombcik	$1,085,000	$85,866	$787,670	$60,348	$2,018,884
Cary B. Nordan	$1,138,750	$85,866	$869,521	$59,152	$2,153,289
Douglas A. Vaughn	$1,016,875	$85,866	$766,318	$59,724	$1,928,783

(1)	Represents the amount of unvested deferred compensation expense related to outstanding grants to each NEO as of December 31, 2017.
(2)Represents the fair market value of each NEO's unvested restricted share awards as of December 31, 2017, based on a $9.49 closing price of our common stock as reported on the NYSE on December 29, 2017, as follows:

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
E. Ashton Poole	123,579	$1,172,765
Steven C. Lilly	101,000	$958,490
Jeffrey A. Dombcik	83,000	$787,670
Cary B. Nordan	91,625	$869,521
Douglas A. Vaughn	80,750	$766,318
(3)All Other Benefits includes the value of medical and dental insurance premiums, term life insurance premiums and an allowance for outplacement services. See chart below for disclosure of the amounts of each of these items.

Name	Medical and Dental Premiums	Term Life Insurance Premiums	Outplacement Services Allowance	Total All Other Benefits
E. Ashton Poole	$32,076	$2,730	$25,000	$59,806
Steven C. Lilly	$32,076	$1,876	$25,000	$58,952
Jeffrey A. Dombcik	$32,076	$3,272	$25,000	$60,348
Cary B. Nordan	$32,076	$2,076	$25,000	$59,152
Douglas A. Vaughn	$32,076	$2,648	$25,000	$59,724

Death, Disability, and Change of Control Benefits under the Omnibus Incentive Plan
In addition, under the Company's Omnibus Incentive Plan, and the award agreements thereunder, if termination of the NEO's employment with the Company is the result of death or Disability (as defined in the Omnibus Incentive Plan), or if a Change of Control (as defined in the Omnibus Incentive Plan) occurs, the NEO shall become fully vested in any outstanding awards under the Omnibus Incentive Plan. The estimated compensation benefits presented below are calculated based on compensation arrangements in effect as of December 31, 2017 and assume that the triggering event occurred on such date. The estimated benefit amounts related to the Company's common stock are based on a common stock price of $9.49, which was the closing price per share of our common stock on the NYSE on December 29, 2017. Our estimates of potential benefits are further based on the additional assumptions specifically set forth in the table below, if any. Although these calculations are intended to provide reasonable estimates of potential compensation benefits, the estimated benefit amounts may differ from the actual amount that any individual would receive upon termination or the costs to the Company associated with continuing certain benefits following termination of employment.

	Termination for Cause		Termination from Death, from Disability or Occurrence of Change in Control
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
E. Ashton Poole	—	$—	123,579	$1,172,765
Steven C. Lilly	—	$—	101,000	$958,490
Jeffrey A. Dombcik	—	$—	83,000	$787,670
Cary B. Nordan	—	$—	91,625	$869,521
Douglas A. Vaughn	—	$—	80,750	$766,318

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock as of February 22, 2018, the record date, by each of our executive officers and independent directors and all of our directors and executive officers as a group. As of February 22, 2018, we are not aware of any 5% beneficial owners of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no common stock subject to options or warrants that is currently exercisable or exercisable within 60 days of February 22, 2018. Percentage of beneficial ownership is based on 48,024,614 shares of common stock outstanding as of February 22, 2018. The business address of each person below is 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Class(2)	Dollar Range of Equity Securities Beneficially Owned(3)(4)
Executive Officers and Interested Directors
E. Ashton Poole	251,105	(5)	*	over $100,000
Steven C. Lilly	308,622	(6)	*	over $100,000
Jeffrey A. Dombcik	190,426	(7)	*	over $100,000
Cary B. Nordan	215,559	(8)	*	over $100,000
Douglas A. Vaughn	216,834	(9)	*	over $100,000
Garland S. Tucker, III	210,917	(10)	*	over $100,000
Independent Directors
W. McComb Dunwoody	108,972	(11)	*	over $100,000
Mark M. Gambill	29,950	(11)	*	over $100,000
Benjamin S. Goldstein	61,522	(11)	*	over $100,000
Mark F. Mulhern	5,440	(11)	*	$50,000 - $100,000
Simon B. Rich, Jr.	96,515	(12)	*	over $100,000
All directors and executive officers as a group	1,695,862		3.5%	over $100,000

* Less than 1.0%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act.

(2)	Based on a total of 48,024,614 shares issued and outstanding as of February 22, 2018.

(3)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(4)	The dollar range of equity securities beneficially owned is based on a stock price of $11.03 per share as of February 22, 2018.

(5)	Includes 145,829 shares of unvested restricted stock and 4,022 shares held by Mr. Poole's wife.

(6)	Includes 115,250 shares of unvested restricted stock.

(7)	Includes 97,250 shares of unvested restricted stock.

(8)	Includes 102,750 shares of unvested restricted stock.

(9)	Includes 95,750 shares of unvested restricted stock and 28,965 shares held by Mr. Vaughn's wife.

(10)	Includes 69,237 shares held by Mr. Tucker’s wife.

(11)	Includes 2,694 shares of unvested restricted stock.

(12)	Includes 2,694 shares of unvested restricted stock and 5,590 shares held by Mr. Rich’s wife.

In addition, our Board of Directors maintains requirements with respect to equity ownership by our Chief Executive Officer, our named executive officers, and our independent directors. As a result, our Chief Executive Officer must own fully vested shares of our common stock equal to a minimum of five times the amount of his annual base salary, our named executive officers must own fully vested shares of our common stock equal to a minimum of four times the amount of their annual base salaries and our independent directors must own fully vested shares of our common stock equal to a minimum of two times their annual retainer fees (including both cash and equity components). Our Chief Executive Officer, our named executive officers, and our independent directors are required to achieve these share ownership requirements after five years of service.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of any class of our equity securities report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, the NYSE and to us. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, we believe that during fiscal year 2017, all Section 16(a) filing requirements applicable to the executive officers, directors and stockholders were timely satisfied, with the following inadvertent exceptions: Messrs. Dunwoody, Gambill, Goldstein, Mulhern and Rich each filed late one Form 4 with respect to one transaction each.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions Policy and Procedure
The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain related persons of the Company whereby our executive officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, us, companies controlled by us and our employees and directors. We will not enter into any agreements unless and until we are satisfied that no affiliations prohibited by the 1940 Act exist or, if such affiliations exist, we have taken appropriate actions to seek board review and approval or, when required, exemptive relief for such transaction. Our Board of Directors reviews these procedures on an annual basis. Our Audit Committee reviews and approves any transactions with related parties (as such term is defined in Item 404 of Regulation S-K).
In addition, the Company’s code of business conduct and ethics, which has been approved by the Board of Directors and acknowledged in writing by all employees, requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company. Pursuant to the code of business conduct and ethics, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our Chief Compliance Officer.
The Nominating and Corporate Governance Committee is charged with monitoring and making recommendations to the Board of Directors regarding policies and practices relating to corporate governance. Certain actions or relationships that might give rise to a conflict of interest are reviewed and approved by the Board of Directors.
Certain Transactions With or Involving Related Persons
Other than as described below, during 2017, we did not enter into any transactions with related persons that would be required to be disclosed under this caption pursuant to Item 404(a) of Regulation S-K. For additional information regarding the amount of common stock owned by members of management, see “Security Ownership of Certain Beneficial Owners and Management.”
Garland S. Tucker, III, an interested director of the Company, is the father-in-law of Douglas A. Vaughn, a Senior Managing Director and the Chief Administrative Officer of the Company. Information with respect to Mr. Vaughn's compensation is detailed under "Executive Officer Compensation" in this proxy statement.

AUDIT COMMITTEE REPORT
The Audit Committee of our Board of Directors operates under a written charter adopted by the Board of Directors, which is available on our website at http://ir.tcap.com/corporate-governance. The Audit Committee is currently comprised of Messrs. Goldstein, Mulhern and Rich.
The Audit Committee assists the Board of Directors in its oversight of the Company’s financial reporting process and implementation and maintenance of effective controls to prevent, deter and detect fraud by management. In addition, the Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. Each of the members of the Audit Committee qualifies as an “independent” director in accordance with NYSE listing standards, SEC rules and our Corporate Governance Guidelines.
In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and Ernst & Young LLP, the Company’s independent registered public accounting firm, to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and Ernst & Young LLP.
The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence and performance of the Company’s independent auditor. The Audit Committee regularly meets in separate, private executive sessions with certain members of senior management and Ernst & Young LLP. The Audit Committee has discussed with Ernst & Young LLP the matters an independent auditor is required to discuss with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such services, by Ernst & Young LLP are compatible with Ernst & Young LLP maintaining its independence from the Company.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The Audit Committee has selected, and the Board of Directors has approved, the appointment of Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2018.

The Audit Committee

Benjamin S. Goldstein, Chair
Mark F. Mulhern
Simon B. Rich, Jr.

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and the Board of Directors has further directed that management should submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP will also serve as the independent registered public accounting firm for all of our wholly-owned subsidiaries. Ernst & Young LLP has served as the Company's independent registered public accounting firm since 2006.
Ernst & Young LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in us or our wholly-owned subsidiaries. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer appropriate questions.
The Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance; however, our Audit Committee and Board of Directors are not bound by a vote either for or against the proposal. The Audit Committee and Board of Directors will consider a vote against the firm by the stockholders in selecting our independent registered public accounting firm in the future. Even if the stockholders do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it believes that such a change would be in the best interest of the Company and our stockholders.

Required Vote. The affirmative vote of a majority of all votes cast at the Annual Meeting, in person or by proxy, is required to ratify the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2018. Abstentions and broker non-votes, if any, will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote.
The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
Independent Registered Public Accounting Firm’s Fees
We have paid or expect to pay the following fees to Ernst & Young LLP for work performed in 2016 and 2017 or attributable to the audit of our 2016 and 2017 financial statements:

	Fiscal Year Ended December 31, 2016		Fiscal Year Ended December 31, 2017
Audit Fees	$720,869	(1)	$806,868	(2)
Audit Related Fees	—		—
Tax Fees	93,000		95,000
Other Fees	—		—
TOTAL FEES	$813,869		$901,868

(1)	Includes fees of $80,869 related to our public offering of common stock which closed in 2016.

(2)
Includes fees of $69,400 related to our public offering of common stock which closed in 2017 and fees of $47,468 related to the filing of our shelf registration statement on Form N-2 and amendments thereto during 2017.

Audit Fees.    Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.
Audit Related Fees.     Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.
Tax Fees.     Tax fees include corporate and subsidiary compliance and consulting.
All Other Fees.     Fees for other services would include fees for products and services other than the services reported above, including any non-audit fees.
Pre-Approval Policies and Procedures
The Audit Committee has established, and our Board of Directors has approved, a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Ernst & Young LLP, the Company’s independent registered accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered accounting firm in order to assure that the provision of such service does not impair the firm’s independence.
Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered accounting firm to management. During 2016 and 2017, 100% of our audit fees, audit-related fees, tax fees and fees for other services provided by our independent registered public accounting firm were pre-approved by our Audit Committee.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory basis, the compensation of our NEOs as set forth in this Proxy Statement. Specifically, this Proposal No. 3, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any particular form of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. More detailed discussion regarding the compensation of our NEOs is provided under the captions “Compensation Discussion and Analysis” and “Executive Compensation” above.
Our compensation program is designed to (i) enable us to attract and retain the best talent in the financial industries in which we compete; (ii) align our executive compensation packages with the Company’s performance; and (iii) use long-term equity awards to align employee and stockholder interests. In furtherance of these objectives, the Compensation Committee regularly evaluates the compensation of our NEOs and determines the appropriate amounts and the constituent elements of their compensation packages.
We are asking our stockholders to indicate their support for the compensation of our NEOs as set forth in this Proxy Statement. Accordingly, we recommend our stockholders vote “FOR” the following advisory resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Triangle Capital Corporation approve, on an advisory basis, the compensation of Triangle Capital Corporation’s named executive officers, as disclosed in Triangle Capital Corporation's Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion.”
The vote for this Proposal No. 3 is advisory, and is therefore not binding upon the Compensation Committee, our Board of Directors or the Company. Our Compensation Committee and our Board of Directors value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, we will carefully consider our stockholders’ concerns, and the Compensation Committee and our Board of Directors will evaluate whether any actions are necessary to address such concerns.
Required Vote. The approval of this advisory resolution requires the affirmative vote of a majority of all votes cast at the Annual Meeting, in person or by proxy. Abstentions and broker non-votes will not be included in determining the number of votes cast and will not have any effect on the result of the vote on this item.
The Board of Directors Recommends a Vote “FOR” approving an advisory (non-binding) vote for the compensation of our named executive officers.

PRIVACY NOTICE
We are committed to protecting your privacy. This privacy notice explains our privacy policies. This notice supersedes any other privacy notice you may have received from us, and its terms apply both to our current stockholders and to former stockholders as well.
We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, and number of shares you hold. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.
We do not share this information with any non-affiliated third party except as described below.

•
The People and Companies that Make Up Triangle.  It is our policy that only our authorized employees who need to know your personal information will have access to it. Our personnel who violate our privacy policy are subject to disciplinary action.

•
Service Providers.  We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

•
Courts and Government Officials.  If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

OTHER BUSINESS
The Board of Directors knows of no other business to be presented for action at the 2018 Annual Meeting of Stockholders. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the meeting unless certain requirements under applicable securities laws and our Bylaws are met.
You are cordially invited to attend the 2018 Annual Meeting of Stockholders in person. Your vote is important and, whether or not you plan to attend the meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By order of the Board of Directors,

Steven C. Lilly
Chief Financial Officer and Secretary
Raleigh, North Carolina
March 1, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
TRIANGLE CAPITAL CORPORATION FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
The undersigned stockholder of Triangle Capital Corporation (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and hereby appoints E. Ashton Poole and Steven C. Lilly, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 2, 2018, at 8:30 a.m., Eastern Time, at the Woman's Club of Raleigh, 3300 Woman's Club Drive, Raleigh, North Carolina 27612, and at any adjournment thereof, as indicated in this proxy.
THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted “FOR” Proposal Nos. 1, 2 and 3.
Please sign and date this proxy on the reverse side and return it in the enclosed envelope.
(CONTINUED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS TRIANGLE CAPITAL CORPORATION May 2, 2018
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Triangle Capital Corporation, Alliance Advisors, LLC, Attn: Charlotte Brown, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003 as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2 and 3.

1. The election of the following eight persons as Directors who will serve as directors of Triangle Capital Corporation until the 2019 Annual Meeting and until their successors have been duly elected and qualified.
	Board of Directors Recommendation	FOR	AGAINST	ABSTAIN
E. Ashton Poole	For	☐	☐	☐
Steven C. Lilly	For	☐	☐	☐
W. McComb Dunwoody	For	☐	☐	☐
Mark M. Gambill	For	☐	☐	☐
Benjamin S. Goldstein	For	☐	☐	☐
Mark F. Mulhern	For	☐	☐	☐
Simon B. Rich, Jr.	For	☐	☐	☐
Garland S. Tucker, III	For	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018	For	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3. Advisory vote to approve the compensation of our named executive officers.	For	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting.
THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted “FOR” Proposal Nos. 1, 2 and 3
IMPORTANT: Please sign exactly as your name appears on this proxy. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

SIGNATURE	DATE	SIGNATURE	DATE

IF HELD JOINTLY